Exhibit 4.15

(unofficial English translation from Spanish original)

REPUBLIC ON PANAMA

MINISTRY OF PUBLIC SECURITY

CONTRACT No. DA015 OF 20 JUNE, 2011

The undersigned: JOSÉ RAUL MULINO, Panamanian male, of legal age, bearer of personal identity card No. 4-132-245, in his capacity as Minister of Public Security, who hereafter will be referred to as “THE STATE”, for one part and for the other, Mrs. JUDY ROBERT, female, an Israeli citizen, of legal age, bearer of Israeli passport no. 10950105, in his capacity as authorized representative of the Company OTI PANAMA S.A. (“OTI”), a Panamanian company, duly registered in the Public Registry of the Republic of Panama, under file No. 732902, Document No. 1956691 hereafter referred to as “THE CONTRACTOR”, agree to enter into this contract for the Design, Provision (Software and Hardware), Integration and Maintenance Services of a Solution for the Issuance of Electronic Biometric Visas and a Electronic Control Border System for the Republic of Panama under the module  of a “Turn-Key” Project, according with the Resolution of the Cabinet Counsel No. 98  of 7th, June 2011, which authorized the security conditions for the celebration of this Contract, in accordance to the Paragraph in Article 56 of the Law No. 22 of June 27 2006, modified by article 7 of the Law 41 of 2008, and Article 22 of the Law 48 of 10th May 2011, subject to the following terms and conditions:

FIRST: PURPOSE OF THE CONTRACT

The overall objective of this Contract is the design, provision (Software and Hardware), installation and integration of a System for the issuance of Electronic Biometric Visas (“eVisa”) and a Electronic Border Control System (“eBorder”) for the Republic of Panama, implemented by the CONTRACTOR under a “Turn-key” module (hereafter the “Project”).

The project includes the customization of the CONTRACTOR’s Magna System, the acquisition and installation of equipment, computer peripherals and servers and the necessary training and instruction processes, subject to the detailed requirements, terms and conditions included in the attached technical specifications of the solution agreed between the parties annexed to the present Contract as Annex A.

SECOND: DOCUMENTS AND ANNEXES TO THE CONTRACT

The following documents constitute an integral part of this Contract:

•	Annex A:	System Technology and Architecture
•	Annex B:	Project Statement of Work (“SOW”)
•	Annex C:	Bill of Materials BOM and Prices
•	Annex D:	Payment Terms
•	Annex E:	Project Implementation Plan

•	Annex F:	Project Managment Plan
•	Annex G:	Format of Forms
•	Annex H:	Maintenance Agreement
•	Annex I:	Liability, Indemnification, Insurance
•	Annex J:	Mutual Confidentiality Agreement
•	Annex K:	Guarantees
•	Annex L:	Intellectual Property Agreement

In the event of inconsistency between the provisions of this Contract and the provisions of any of the annexes in question, the later  will prevail and will have effect.

Also should be consider an Annex any other document or instrument made after the effective date or initial date that alter, amend, modify or clarify the terms of this Agreement, subject to the authorization of the same levels that authorized the main Contract, pursuant to the provisions of the eighteenth Clause of this contract.

It is clarified that such modifications concerning non-substantive technical specifications which do not affect the amount and the object of the contract will be formalized through an addendum between the parties and authorized by the General Controllership of the Republic.

This Contract, the annexes and/or technical documents to be provided by the CONTRACTOR to the STATE in accordance with this Contract, shall be entirely in the metric system and in Spanish, in the contrary in the English language properly translated into Spanish. In case of discrepancy between both versions, the Spanish version shall be the binding version for the purposes of the Contract.

THIRTH: EXECUTION TERM

The Term for execution of this Contract shall be Eight (8) months for the installation and integration of the System counted from the Effective Date and 12 months of technical support after its operation within the warranty hereunder prescribed For Purposes of The Project Implementation Plan (Annex E) the parties agree that in case of distortion of the stipulated dates thereon, the correspondent adjustments will be made.

The STATE will submit the Order to Proceed to the CONTRACTOR, 15 days after its authorization by the General Controllership. The STATE will submit a copy of the authorized Contract. This Contract shall enter into force at its authorization by the General Controllership and its execution shall begin when the CONTRACTOR will receive from the STATE the Order to Proceed and the advance payment agreed in the Sixth Clause: Price and Form of Payment (the “Effective Date”)

FORTH: DECLARATION OF KNOWLEDGE, TRAINING AND ADMINISTRATION OF THE PROJECT

THE CONTRACTOR expressly declares that he is aware of the laws, decrees and Panamanian regulations that could affect or are related to the execution of this Contract.

Each party shall appoint a main contact person as the project manager for all communications while the transaction described in this contract is in progress. The Project manager shall have the authority and the functions listed in Annex F – Project Administration Plan.

Subject to the timeline established in Annex E - Project Implementation Plan, any response on the part of the STATE to the notifications or requests of THE CONTRACTOR shall be provided within seven (7) working days after the receipt of said notifications or requests. In the event that there is no response from the STATE during this period of time, said notifications or requests by THE CONTRACTOR shall be regarded as accepted and/or approved.

FIFTH: LICENSES, PERMITS AND ABOUT THE CONTRACTOR’S PERSONNEL

The STATE will assist the CONTRACTOR for the receipt of all of the permits, licenses, authorizations, consents and approvals (including, but not restricted licenses and implementation permits) that are necessary for the execution of the Project and/or to contract foreign technical personnel, subject the CONTRACTOR, at its own expense, fulfill the relevant procedures required by Panama’s regulations.

The CONTRACTOR’s personnel which should be used for the execution of this Contract shall not be subordinated by hierarchy or economically to the STATE, so accordingly the CONTRACTOR exonerate and release herein, expressly and completely, the STATE of all civil, occupational, fiscal, or any other kind of liability regarding its personnel or third parties employees, that may arise from the implementation of this Contract.

SIXTH: PRICE AND FORM OF PAYMENT

The parties agree that the total amount to be paid for the subject matter of this Contract is Six Million Five Hundred and Forty Thousand Balboas (B\6,540,000.00), or its equivalent in United States Dollars plus an additional amount of Four Hundred Fifty Seven Thousand and Eight Hundred Balboas (B\. 457,800) for the ITBMS tax. (“VAT”). Which give a total sum of Six Million Nine Hundred Ninety Seven and Eight Hundred (B./ 6,997,800)

The payments will be charged to the budget lines numbered 0.18.1.1.001.01.05.370 allocated to the Ministry of Public Security of the Republic of Panama.

THE STATE will pay the agreed-upon price according to the following method of payment (specified in more detail in Annex D):

•
PM1 – First Payment - Advance Payment: An amount of Three Million Five Hundred Thousand Balboas (B/3,500,000.00) as advance payment for the purchase of the works and equipment subject matter of this Contract. This amount includes ITBMS (VAT).

The STATE will pay the said advance payment to the CONTRACTOR in a period not exceeding thirty (30) days, counting from the date of delivery of the Order to Proceed, prior to delivery of the Advance Payment Guarantee of the 100% of the aforesaid down payment, as set forth in Annex D.

•
PM2 –Second Payment: An amount of Three Million Four Hundred Ninety Seven Thousand and Eight Hundred Balboas (B/3,497,800.00) that corresponds to the remaining total value of this Contract, including ITBMS which shall be payable  within 30 days after the implementation and integration of the System (Milestone AM6) and the submission of the respective invoices for the works.

The STATE shall include in its budget for fiscal year 2012 the budget for the amount of the aforesaid second payment upon previous certification of funds available from the Ministry of Economy and Finance.

The agreed price includes warranty and technical support and maintenance services of the goods provided by THE CONTRACTOR during the following twelve (12) months of the Project after the System is operational.

The STATE shall have the option, and the CONTRACTOR accept it, to request for an additional term of 48 months the Maintenance and Support Program for the correspondent goods supplied under this Contract specified in Annex `C (the “Additional Maintenance Period”). The annual price for maintenance and support services, plus the corresponding ITBMS and the terms and conditions of payment for the aforesaid services during the additional period, shall be those specified in Annexes C and D of this Contract. To exercise its option, the STATE shall have to notify the CONTRACTOR in writing its decision, in a period not less than six (6) months before the expiration of this Contract. The parties agree that during the Additional Maintenance Period, the terms and conditions set forth in the Maintenance Program described in Annex H of this Contract shall apply.

Withholdings or taxes that are generated by the subscription or on account of the execution of this Contract or generated from profits generated by it, and also for national or municipal taxes, overseas payment remittances and other duties, levies and duties (for local Services in Panama only) shall be paid by the CONTRACTOR according to the applicable tax, social security and labor law in the country.

In case equipment and/or accessories are not be produced in the Republic of Panama and its importation should be necessary for the execution of this Contract, the STATE shall process for the CONTRACTOR an exemption from the respective import duties, as long as a detailed description list of the equipment and the accessories, and the quantities imported, are duly verified and approved by the STATE prior to the completion of the respective orders within the Contract period.

All of the payments made by the STATE to the CONTRACTOR will be made in Balboas or its equivalent in U.S. Dollars, directly to the bank account indicated in writing by the CONTRACTOR. This communication shall be an integral part of the contract.

The STATE shall make payments within the period provided in this Agreement. If such payments are done by the STATE after the agreed date, for reasons not attributable to the CONTRACTOR, the latest shall be entitled to payment of penalty interest based on the provisions of section 1072-A of the Tax Code of the Republic of Panama, as of the payment due date, without prejudice to any other right to which the CONTRACTOR may be entitled to pursuant to the law and/or this Contract, and/or without prejudice to any other remedy available to the CONTRACTOR for all damages resulting from such non compliance, including the termination of this Contract.

However, notwithstanding the above, a delay of up to Thirty (30) days following the payment date or execution date, as may be the case, shall not be deemed as a material non compliance of this Agreement on behalf of the STATE or the CONTRACTOR and therefore penalties shall not be impose on any party until the end of the aforesaid period.

SEVENTH: OBLIGATIONS RELATING THE SUBJECT MATTER OF THE CONTRACT (THE PARTIES)

1.      THE CONTRACTOR shall have the following obligations:

1.1.	Analyze the requirements and design OF the Project as defined in the Contract.

1.2.
Nominate CONTRACTOR’s Project Steering Committee members. Assign a project management team (as defined in Appendix F - Project Administration Plan), and allocate Project Manager which shall have the full authority and capacity to take and implement decisions on behalf of the CONTRACTOR.

1.3.	Develop, adapt, integrate, install, test and train the required equipment, software and necessary applications and provide training.

1.4.
Implement an End-to-End turnkey system for Registration and Identification of individuals and personalization (at embassies) of Electronic Visa Stickers for the foreigners visiting Panama, and Electronic Border Control functionality for checking passports and these electronic visas (the “Project”).

1.5.
Use one or two interfaces to the STATE’s business rules module of border transit control, based on specifications to be prepared by the STATE to check whether specific individuals are permitted or not to enter / exit the country. All entry / exit transactions will be reported to the existing border control center.

1.6.	Supply of 25,000 contactless secured eVisa stickers.

1.7.	Design the System with a capacity to complete enrollment and personalization of 1,000,000 people.

1.8.	Provide a Magna AFIS system that will verify the uniqueness of each person registering for eVisa.

1.9.	Train the qualified trainers assigned by the STATE.

1.10.	Supervise the operation of the Central Site.

1.11.	Provide Maintenance levels 3 and 4 (as defined in Appendix H – Maintenance Agreement) for the supplied components for duration as specified in the Agreement.

1.12.	Provide operation reports for the progress of the project.

2.	The STATE shall have the following obligations.

2.1.	Approve the CONTRACTOR’s Project Steering Committee members.

2.2.
Assign a project management team (as defined in Appendix F - Project Management), and allocate Project Manager which shall have the full authority and capacity to take and implement decisions on behalf of STATE, which shall have the following qualifications.

2.2.1.	Experienced in managing a National ID or a large-scale IT project.

2.2.2.	Has technical and commercial capacity to manage the Project.

2.2.3.	Being able to take over the Project management full operations in the future.

2.3.
Provide and allow access to authorized personnel of the CONTRACTOR, to physical facilities (buildings), where the project implementation work shall be done, which shall be furnished with air conditioning, electricity (including backup power generation and uninterruptible power supply - UPS), water, fire extinguishers, networking infrastructure, WAN and LAN, network security and physical security and access to Internet services.

2.4.
Allocate spaces for system integration, located near the main site, but readily accessible to the CONTRACTOR’s staff, equipped with all components as detailed in section 3.3 of Annex B – Scope of Work, enabling swift an efficient integration and testing work. Eventually this area can become a test laboratory for testing new software releases before deployment on the live system.

2.5.
Provide and maintain the secure communication link between the project’s sites (Center, , embassies, and border control sites) and the existing border control server, as will be required for the project operation.

2.6.
Assign personnel for operating all the workstations and functions of the system. The operators should be properly trained in the STATE’s specific rules and procedures, have adequate computer usage skills and have used similar PC applications in the past.

2.7.
Assign DBA, SysAdmin and NetAdmin professionals to manage the computer center, the communication lines, and all the sites after their delivery by the CONTRACTOR. These IT professionals should be qualified (MCSE, Oracle DBA, CCNA or similar as applicable), with previous experience of enterprise level systems. These professionals will be trained and certified by the CONTRACTOR to know the specific system at hand.

2.8.
Operate the System only with trained personnel, who have been qualified and certified by the CONTRACTOR, to work with the various sub-systems, and only according to the CONTRACTOR’s approved operation manuals and procedures.

2.9.
Provide the specification and API for the interface to the existing border control system immediately upon the start of the project. Provide means for remote integration testing to an identical testing system from the development site.

2.10.	Provide timely responses during the design and operational phases. Issues raised, should be addressed by the parties within not more than 3 working days.

2.11.	Support and participate in all mutual activities: integration, acceptance tests, etc.

2.12.	Allow access to the CONTRACTOR’s staff to the relevant sites and offices, after fulfilling the respective formalities needed agreed by the parties.

2.13.	Provide physical security to the Project’s sites. This security would cover all the sites, as well the security of the CONTRACTOR and its personnel and equipment at all times.

2.14.	Provide to the CONTRACTOR the necessary facilities to operate the project.

2.15.	Use its best efforts to support the CONTRACTOR during the entire project logistics phase.

2.16.	Request the approval and presence of the technical personnel of the CONTRACTOR’s before any access, use, modification or any other operation of the CONTRACTOR’s products.

2.17.	Provide the CONTRACTOR with Visa application forms if needed.

2.18.	Make payments within the period provided in the Contract.

2.19.	Make payment of penalty interests, by the entity in the provisions of paragraph 9 of Article 12 of Law 22 of June 27, 2006.

2.20.	Receipt the contractual goods and services and issue the acceptance certificate timely as specified in paragraph 8 of Article 12 of Law 22 of 27 June, 2006.

2.21.	Bear all costs of transport, accommodation and other expenses of the Official staffs of the Embassies and/or Consulates to be trained in the management of the System.

EIGTH: PERFORMANCE GUARANTEE

The STATE hereby declares that the CONTRACTOR presented a Performance Guarantee of ten percent (10%) of the value of the Contract corresponding to the entire works to be performed under this Contract, which is established by means of Contract Guarantee No. 2376, in the amount of B./ 699,780.00  of Constitution Insurance Company in favor of the Ministry of Security and the General Comptrollership of the Republic.

This Performance Guarantee shall remain in full force and effect during a period of one (1) year after the conclusion and acceptance of the installation and integration of the System (Milestone AM6), for the purpose of coverage against any prohibitive defaults with regards to manpower, any defective material or any other deficiency or defect in relation with the work described in this Contract. At the end of this term, and if no responsibility is to be engaged, the Performance Guarantee shall be cancelled (the “Performance Guarantee”).

NINETH: ADVANCE PAYMENT GUARANTEE

The STATE hereby declares that the CONTRACTOR presented an Advance Payment Guarantee of one hundred percent (100%) of the amount of the advance payment in the amount of Three Million Five Hundred Thousand Balboas (B/3,500,000.00)

This Advance Payment Guarantee insures the payment corresponding to the advance payment amount, which has been established by the Contract Guarantee No. ________________ of Constitution Insurance Company in favor of the Ministry of Public Security and the General Comptrollership of the Republic in the amount of Three Million Five Hundred Thousand Balboas (B/3,500,000.00) and  shall enter into effect immediately after the CONTRACTOR had receive the advance payment.

This Guarantee shall remain in full force and effect for a period equal to the main period of the advance payment (until Milestone AM3), plus an additional term of Thirty (30) calendar days after the expiration date of such advance payment (“the Advance Payment Guarantee”) or until it has been made the full refund of the advanced amount to the STATE by this Guarantee.

It is agreed by the parties that the Advance Payment Guarantee shall be reduced once AM1, AM2 and AM3 milestones are met, as detailed in Annex D, according to the respective reduction percentage specified for each milestone. The Advance Guarantee shall be totally reduced upon completion of AM3 milestone (the Performance Guarantee and the Advance Payment Guarantee jointly shall be referred to as “the Guarantees”).

The CONTRACTOR shall maintain in full force and effect all guarantees granted until complete performance of all the obligations covered by such guarantees.

TENTH: INSURANCE

The CONTRACTOR undertakes to maintain insured its activities under this Contract against all risks during its implementation.

All insurance policies acquire by the CONTRACTOR shall be contracted with insurance/bond companies recognized and approved by the Superintendence of Insurance & Reinsurance of the Republic of Panama. These insurance policies shall remain in full force and effect during the entire contractual relationship, and including for those liabilities which by nature may be extended beyond this time period, they shall be extended accordingly for such time period.

These insurance policies shall be underwritten on behalf of CONTRACTOR and copies thereof shall be delivered to the STATE thirty (30) calendar days after the Commencement Date, for its information.

ELEVENTH: ABOUT KEY PERSONNEL OF THE CONTRACTOR

The CONTRACTOR’s key personnel is determined in Annex F hereof in accordance with the plan or program to customize the works as approved by the STATE.

In case of any change to the CONTRACTOR’s key personnel related to the implementation of the work, the CONTRACTOR shall submit the corresponding resume to the STATE for the review and acceptance of such member to the position determined by the CONTRACTOR. The STATE shall formally notify the CONTRACTOR of the acceptance or rejection of such proposed candidate.

The decision of the STATE in such matters shall be final and motivated. If a candidate appointed is rejected, the CONTRACTOR shall propose other candidates, as the case may be, considering the requirements of the STATE with regards to experience and qualification.

The key personnel shall be obliged to conduct the contract’s implementation on behalf of the CONTRACTOR.

TWELFTH: LIABILITY OF SUB-CONTRACTORS

The CONTRACTOR hereby acknowledges that it will be responsible before the STATE for any act or omission of its sub-Contractors or any other person who may be directly employed by the latter, exempting the STATE from any responsibility on the matter.

THERTEENTH:  ABOUT SUPERVISION BY THE STATE

Throughout the implementation of the process and up to the date of its acceptance, the STATE shall supervise and inspect the works performed by the CONTRACTOR.

The CONTRACTOR shall grant the supervisors and inspectors appointed by the STATE all the facilities required to inspect the concluded work or in process of conclusion at the place of work.

The STATE shall supervise or audit the quality in such manner to avoid any unreasonable delays in the work; equally the CONTRACTOR shall perform all works in such manner to avoid unreasonable delays or hindering such supervision or audit.

FOURTEENTH: NOTICES OF TESTS – SYSTEM OPERATION

The CONTRACTOR shall notify the STATE, giving at least a 48 hours prior notice, of any test or inspection to be conducted for a work to which the STATE’s representative must be present, which shall be perform according to the terms stipulated in Annex B of this Contract.

FIFTEENTH: MODIFICATION OF THE CONTRACT

The Parties may by mutual consent during the execution of the work make suggestions, subject to the fulfillment of the legal formalities, any change, alteration, modification, addition or reduction deemed necessary and/or desirable to improve the quality, efficiency and/or the security of the work and the benefit of the STATE.

Without derogating the aforesaid, the Parties agree that if by reasons attributable to the STATE, the work’s program is delayed. In this case, all the obligations of the CONTRACTOR shall be postpone for the term of such delay plus an additional period of seven (7) days and the expenses arising from such delay shall be acknowledged and assumed by the STATE and this period of time shall be extended to the Contract’s term.

In case of any change, the CONTRACTOR shall submit to the STATE a written report detailing the proposed change, the reasons thereof, the personnel and additional equipment required or no longer required, the time needed to execute the change, and any effect on the project, as well as the total segregated cost thereof, relevant payment terms, and any adjustment to the obligations and guarantees provided by the CONTRACTOR in accordance with the Contract.

Without derogating the foregoing, prior to making such modifications, the parties shall take into consideration the rules set forth in article 68 of Law No. 22 dated June 27, 2006, which provides that in order to make any modifications or additions to the Contract according to the public interest, the following shall be considered:

•	The class and purpose of the contract shall not be modified.
•	The new costs shall require all needed authorizations or approvals from the entities who acknowledged the main contract according to its amount.
•	Any modification made to the main contract shall be part of the latter; and the original contract and any modification thereto shall be deemed a single contractual relationship for all legal purposes.
•	The CONTRACTOR shall have the obligation to continue the works.

An item’s unit price or the total contract value may be revised if the modifications alter the amounts of such item or total initial value of the contract in 25% or more, the quantities or the total value of the contract o the beginning of the Contract, respectively.

If the STATE and the CONTRACTOR reach an agreement, a corresponding addendum to the contract shall be established, which shall comply with the same authorizations as the main contract and contain the complete details, and be signed by the STATE and the CONTRACTOR and it shall be deemed part of the Contract once authorized by the General Controllership of the Republic.

SIXTEENTH: REPLACEMENT OF EQUIPMENT

If for any reason the provided equipment that contains brands, designations, characteristics, and other designation means, need to be replaced, the CONTRACTOR shall report it in writing to the STATE together with the required information on the equipment that need to be modified or replaced, the reasons for such modification, replacement or alteration in order to jointly agree upon delivery conditions, assembly and training that such replacement or modification may required. In any case the equipment replaced shall be of equal or better quality condition.

SEVENTEENTH: ASSIGNMENT OF CONTRACT

The CONTRACTOR may assign the rights derived from the Contract upon prior compliance with the formalities set forth in the law, regulations.

Nevertheless, in all cases, the assignee shall meet all the conditions and shall render all guarantees required from the CONTRACTOR, and the STATE shall agree on the assignment in writing and include it in the corresponding file.

Notwithstanding the foregoing, the STATE may assign and transfer this Contract, without the prior written approval of the Contractor, to any Government institution or agency provided the assignee assumes all the rights and obligations that assignor has under this Contract.

EIGHTEENTH: FORCE MAJEURE

For purposes of this Contract force majeure is a situation caused by acts of man, which has not been possible to resist, such as acts of authority exercised by public officials, the seizure by enemies, and the like, excluding acts of the STATE or any of its agencies or other entity under its control, that unilaterally exempt the STATE from its obligations under this Agreement. As for fortuitous event, this shall be such caused from events of nature that could not be foreseen, such as a shipwreck, earthquake, conflagration and others of the same or similar nature.

The reasons of force majeure or fortuitous event shall release the Parties of their responsibilities for the completion of their obligations undertaken by this Contract, provided such events or their consequences are visible or notorious and such affect directly the fulfillment of its obligations.

Force Majeure Notification

The party alleging the event of force majeure or fortuitous event shall notify the other party thereof. Such notification shall be given within no more of two (2) working days following acknowledge of such force majeure event.

If the force majeure event continues for a period exceeding five (5) months, either party may terminate or cancel a part or parts of this Contract, or the fulfillment of which was seriously affected by force majeure, by sending a written notice to the other party with the correspondent payment by the STATE to the CONTRACTOR of the costs and profit margins for the investments done till the date of the force majeure notice.

If the work is damaged by force majeure or fortuitous events, by acts of the STATE, public enemies and other unforeseeable actions out of the CONTRACTOR’s control, the Parties hereby commit in good faith, to execute the necessary agreements and covenants needed to implement the Contract in case of such events, including amounts, conditions, form of payment, additional expenses, reimbursement of financial costs and interests.

In the event any of the reasons of modification of circumstances definitely impedes the Contract’s implementation, the parties shall agree to terminate it and shall liquidate the pending values in favor of the CONTRACTOR, and the STATE shall unconditionally return the corresponding guarantees according to the implementation performed by the company until the moment of the termination, including PM1 and PM2, if remitted.

NINETEENTH: NOTICES AND NOTIFICATIONS

All notices and notifications required herein shall be made in writing, in Spanish and sent in person, by certified mail, fax and/or telex to the STATE representative or to the CONTRACTOR, at the addresses stated below so long they are not changed by written notice remitted by the parties.

Every communication addressed to the CONTRACTOR shall be sent to the person stated herein and at the respective addresses:

Name:	Mr. Ohad Bashan
Title:	President
Telephone No:	972-4-68685000
Address:	ZHR Industrial Zone, Rosh Pina, 12000 Israel
Email:	ohad@otiglobal.com

Every communication addressed to the STATE shall be sent to the person stated herein (failing this, to whoever is in the position at the time of the communication) and the respective addresses:

Name:	Ventura Vega O.
Title:	Director of Administration and Finance
Telephone No:	+(507) 512-2054
Address:	Calle 2da. Catedral, Corregimiento de San Felipe Edif.Sede
Email:	_____________________

TWENTY: APPLICABLE LAW

The current legislation of the Republic of Panama shall be applicable to all aspects derived from the contractual relationship created upon this Contract, including customs, migration, tax regulations, and any other current special regulation required to be enforced to the facts, goals, and requirements of the Contract and its performance.

TWENTY--FIRST: WAIVER OF DIPLOMATIC CLAIM

THE CONTRACTOR hereby expressly waives diplomatic claim with regards to the rights and duties resulting from this Contract, except in case of denial of justice. The mere event of an adverse result from the judicial authorities shall not be deemed a denial of justice. ‘Denial of justice’ shall be construed as the CONTRACTOR’s lack of accessibility to legal resorts that enable it to defend its interests.

TWENTY- SECOND: DISPUTE SETTLEMENT

If differences or disputes may arise on the termination, modification, interpretation, payments, specifications or any other matter relating to the implementation of this Agreement, the parties shall try to reach an agreement that solves the problem. Failure to reach agreement, the matter in dispute may be submitted by the parties by their freely and voluntarily will, to the procedure of mediation in the Mediation Center of the Chamber of Commerce Industry and Agriculture of Panama in accordance with the provisions of the Arbitration and Mediation Act applicable in the Republic of Panama.

Failure to reach any agreement on the matter in dispute the parties agree to submit the matter to arbitration in compliance with the procedure of the Center for Mediation and Arbitration of the Chamber of Commerce Industry and Agriculture of Panama.

TWENTY- THIRD: CONTRACT’S INSTRUMENTAL HIERARCHY

This Contract, together with the annexes herein, is the total agreement between the STATE and the CONTRACTOR, and there are no other prior understandings, covenants or agreements whatsoever, whether written or oral, of any kind, except those expressly determined in this CONTRACT and in such documents as approved and/or executed in writing by the parties, as part of this relationship.

The documents shall be understood and construed on a comprehensive basis as part of a same relationship, governed by the contract and its addenda. This contract shall be the main and senior document among all documents related hereto.

Whenever it is essential to establish hierarchical/priority order to enforce the documents, the following order of hierarchy, from senior to inferior, shall be applied:

1. The contract and its addenda
2. Contract Annexes
3. Terms of Reference
4. The CONTRACTOR’s Proposal
5. Communications, memorandum notes, etc.

TWENTY- FOURTH: PENALTIES

For each day of late delivery of the works described in the first clause “Contract Purpose”, for reasons directly attributable to the CONTRACTOR, provided the STATE met all of its obligations according to the milestones stipulated in this Contract and its annexes, the same shall be fined per each default day in delivering the equipment and accessories according to the delivery timeframe, the sum that results to be implemented of the four percent (4%) divided by thirty (30) for each calendar day of delay, of the value equivalent to the portion left to deliver or perform by the CONTRACTOR, for liquidated damages for the harm caused for such delay until that moment, provided such penalties shall in no way exceed ten percent (10%) of the Contract’s total value.

The penalties imposed shall not be revised nor returned under any concept, subject to the applicable law.

If the CONTRACTOR is delayed in any way by acts attributable to the Ministry of Public Security, its representative or because of changes ordered in the work or delays authorized by the inspector or force Majeur or fortuitous circumstances or any other reason that the entity considers to be justified, an extension of the date of delivery shall be granted, which in the opinion of the Parties will be just and fair without the correspondent punitive sanction (Penalties).

Notwithstanding the foregoing, no late penalty shall be applicable to the CONTRACTOR in any of the following cases:

a)	If the delay or setback results from force majeure in accordance with the causes established in Clause Twenty-Three hereof;

b)	If the delay or setback is caused by action of the STATE (including delay in responding to the CONTRACTOR’s petitions or requirements);

c)	If the delay or setback does not change the project’s final delivery date (as set forth in Annex D, as HC7.)

d)	Due facts and acts of the administration impairing the contract’s performance by the CONTRACTOR under the terms stipulated herein.

TWENTY- FIFTH: UNILATERAL TERMINATION OF THE CONTRACT

This Contract, without prejudice to the administrative decision of the contract provided for in Chapter XV of Act 22 of June 27, 2006, The STATE in an administrative act properly motivated, may have the early termination of the contract if circumstances of public interest due require proven, in which case the CONTRACTOR shall be compensated by reason of the damages caused by reason of the unilateral termination by the STATE.

It is hereby clarified and stated that in the event of termination of this Contract due to force majeure or any other reason not directly attributable to a violation by the CONTRACTOR of its obligations under this Contract, the CONTRACTOR shall be entitled to receive all payments due to the date of such termination (in accordance with Annex D).

If the CONTRACTOR, on the date of termination, has ongoing work corresponding to the following work milestone, the STATE shall liquidate and pay the corresponding milestone, which shall not by reimbursed by the CONTRACTOR.

In case of unilateral termination of this Contract due to any of the aforementioned reasons, or any other reason of the STATE, the following provisions shall become effective:

a)
Immediately upon the termination of this Contract, the STATE shall discontinue the use of the CONTRACTOR’s logos, brands, and trade names, unless the CONTRACTOR had previously authorized such use after the Contract’s expiration or conclusion.

b)
The STATE commits to return all the confidential documentation, materials, and copies that are in the STATE’s possession or control, within fifteen (15) days following the Contract’s expiration or conclusion date.

c)
All agreements, covenants, representations agreed on under this Contract shall continue in full force and effect pursuant to their terms during the compliance period; however, the clauses concerning the Confidentiality and Intellectual Property Rights shall remain effective after the conclusion of this Contract.

TWENTY-SIXTH: GROUNDS FOR ADMINISTRATIVE RESCISSION

The STATE reserves the right to declare this contract’s administrative rescission due to non compliance by the CONTRACTOR of any of its obligations herein, and also the reasons for Administrative Rescission shall include the following:

1.	The CONTRACTOR’s failure to start works within thirty (30) calendar days following the date established in the Order to Proceed.

2.	The constitution of a creditor’s action or bankruptcy proceeding against the CONTRACTOR; or the latter having suspended or stopped payments without the corresponding declaration of bankruptcy;

3.	The CONTRACTOR’s dissolution.

4.	The CONTRACTOR’s financial inability which is always presumed in the cases stated in item (3) hereof;

5.	Failure to comply with the Contract: The following shall be deemed grounds for Administrative Rescission due to failure to perform the Contract:

a.
The CONTRACTOR’s refusing or failing to carry out any part of the contract’s purpose in a timely manner that guarantees its satisfactory completion within the period specified herein in the Contract, including any duly authorized extension of;

b.	Not having started the execution within the established timeframe.

c.	Any action by the CONTRACTOR aimed to alter the intention of this Contract;

d.	The abandonment or suspension of the execution without the required authorization duly provided;

TWENTY- SEVENTH: INTELLECTUAL PROPERTY & CONFIDENTIALITY

The parties hereby agree and acknowledge that any and all intellectual property, patents, brands, and other intellectual property rights used and included herein or in connection with the system or any part thereof, including documentation, shall remain the property of the CONTRACTOR and shall never be deemed as the STATE’s property; the latter shall not, during or at any time after the expiration or termination of this Contract, question or challenge the CONTRACTOR’s property or any other right whatsoever.

Without prejudice to the general previously mentioned, it is herein clarified that at the conclusion of the execution of the works describe in this Contract, the CONTRACTOR shall provide the STATE the software that was specifically customized by the CONTRACTOR for the STATE’s System.

The parties also agree and acknowledge that such patents, brands, intellectual property, and other intellectual property rights belonging to the CONTRACTOR are used by the STATE only with the CONTRACTOR’s consent y during the Contract’s term.

At the expiration or conclusion of this Contract, the STATE shall immediately discontinue the use of patents, brands, intellectual property, and other intellectual property rights without any compensation for such interruption and destruction or return to the CONTRACTOR of all software copies and documentation. This does not include the internal use of the systems endorsed on the source codes that the CONTRACTOR must deliver to the STATE under escrow in favor of the STATE, with a Foreign Escrow Agent who should be approved in advance by the parties. The escrow agent's fees and costs shall be paid by the STATE.

The STATE shall not sell, rent, download, sub-license, transfer or assign the system, whether in whole or in part, except pursuant to the express authorizations contained herein and shall not eliminate the ownership identification or the system’s tags and documentation, if any.

The Parties agree to sign a mutual confidentiality agreement that is attached hereto as Annex J and therefore will be an integral part thereof.

TWENTY- EIGHT: SEVERABILITY

If any term, clause, provision, or part of this Contract is declared unenforceable for any reason, the other terms, clauses, provisions, or parts thereof shall remain in full force and effect, as if this Contract would have been executed without identifying the blameworthy provision appearing herein.

In this case, the parties shall seek the interpretation of this Contract so as to make effective, to the greatest extent possible and as permitted by law, the meaning and intention of the blameworthy provision.

If necessary, the parties shall introduce a legally valid and effective provision that reflects their intention to the largest extent and according it is contained in the blameworthy provision.

TWENTY- NINTH: OPTION FOR THE EXPANSION OF THE SYSTEMS

After the implementation of the Systems, once the STATE verify that the System operates satisfactorily and that the customization of the Systems meet the requirements under this Contract, the STATE will have the option to expand the System under similar terms and conditions stipulated in this Contract, subject to the necessary amendments, by addition of equipment in Ports and/or Embassies and/or Consulates as it will be required.

Such expansion will be based on the Central System supplied, integrated and customized herein, at a price that should be negotiated between the parties.

To exercise its option previously mentioned, the STATE must inform in writing to the CONTRACTOR, within a period of not less than six (6) months before the expiration of this Contract, its intention to exercise its option right.

The exact price amount of such expansion, will be agreed by the Parties after the STATE submit to the CONTRTACTOR, the necessary requirements in reference of the total number of equipment needed for ports, embassies, consulates and official representative offices.

The STATE, in such case, undertakes to include in the budget of the procuring entity the amount that shall be determined by the parties for the implementation of the aforesaid expansion.

It is herein agreed that the price for the goods to be supplied under such expansion, shall include warranty and maintenance and technical support services for 12 months, counted from the date such equipment shall be operational. Similar to this Contract, the STATE shall have the right to extend the above maintenance period for an additional term of 48 months, from the end of the previous mentioned period.

If the STATE exercises its option right to extend the support and maintenance services as stipulated in Article seven of this instrument and/or exercises its option rights to expand the Systems under this article, in interest of the continuity of the implementation of such services and/or such expansion of the Systems during the stipulated additional period, the STATE and the CONTRACTOR undertake to maintain the balance of the contractual relationship created by this document according to Article 20 of Law no. 22 of June 27, 2006, proceeding to restore if rupture occurs due to extraordinary or unforeseeable events. For the purposes of this Contract is deemed to be contractual financial and economic imbalance when occurs, including, without limitation, any of the following events: (a) The issuance of a law or decree affecting the CONTRACTOR economically or financially  (b) If performance suffers damage caused by acts of nature out of the ordinary, by actions of the STATE, public enemies, and other unforeseeable causes beyond the control of the CONTRACTOR (c) where there is significant variation in costs. In this case the Contract prices will be adjusted as determined in a collegial manner by the Ministry of Economy and Finance, the Comptroller General of the Republic and the CONTRACTOR.

THIRTY-: FISCAL STAMPS

This Agreement, in accordance with paragraph 28 of Article 973 of the Tax Code, as was amended by Article 36 of Law 6 of February 2, 2005, is exempt from stamp duties, being a Contract that must be documented by virtue of Paragraph 13 of Article 1057-V of the Transfer Tax on Property of Goods and Provision of Services.

THIRTY- FIRST: EXECUTION OF CONTRACT

The execution of the present Contract shall be subject to the authorization of the General Controllership of the Republic.

In witness whereof, this Contract is hereby entered into and signed in one (1) original and two (2) copies in Panama City, Republic of Panama, on July 20, 2011.

FOR THE STATE By: /s/ Jose Raul Muilno Name: Jose Raul Muilno Title: Minister of Public Security	FOR THE CONTRACTOR By: /s/ Judy Robert Name: Judy Robert Title: Vice President of Business and Development For Latin America

AUTHORIZATION:

THE GENERAL COMPTROLLERSHIP OF THE REPUBLIC OFFICE

By /s/ Migdalys Poveda C. Name: Migdalys Poveda C. Title: Supervisor of the Finance Ministry
       _____________________________

Appendix A - System Technology and Architecture

1	Overview

This document defines the Technical Solution which the company will implement. The parties to this document are: the Customer and the Company as defined in the Agreement.

All responsibilities either for the Company or for the Customer which appear in the contract aiming to implement the Technical solution are listed each in its respected Appendix.

2	Project Phases & Definitions

Phase-I; Initial eVisa and eBorder control system: first version with base features (as described below) will be ready for training after installation within 4.5 months after T=0.

a.	In this phase the system will provide the following processes:

i.	At the embassy:

1.	Enrollment of visa applicant for 2 embassies

2.	Verifying the AFIS via secured line (VPN) to the center at Panama

3.	Issuing of eVisa to the applicant

ii.	At the eBorder control station: The operator will be able to verify for the eVisa that was issued at the embassies;

1.	the identity of the eVisa holder by comparing his live finger print to his data stored within the eVisa.

iii.	Main (and DR when optional) centers would be implemented based on standard tower type servers

Phase-II; eVisa and eBorder control system: System will include most of the features it will be ready for installation and training 6 months after T=0.

a.	At the second phase (after 8 months), the system will be upgraded to included both fully equipped data centers and all components of the system will be supplied.

In the intermediate period between Phase –I and Phase-II the company will continue to supply eVisa stickers, eBorder stations and eVisa issuing stations for extending the coverage of the solution in Panama and in embassies.

T=0 means; after signing the agreement and providing the advance payment.

Prerequisites and detailed time plan are all listed in their respective appendices

3	Software Base

3.1	Characteristics

The required system is an integrated electronic Visa (eVisa) registry system covering everything from enrollment of personal data to visa registry to personalization and management of eVisa stickers. The system also adds an element of control of the eVisa at the border control posts via stations that perform biometric border control. The main system components are: fixed capture stations, central visa registry, workstations for management of data in registry, AFIS system, visa personalization, Hardware Security Module (HSM) and Certificate Authority (CA), border control stations, central and local border control servers. The implementation of a disaster recovery site is optional in this project.

The system software should be built on infrastructure that scales up to the needed performance levels.

See on the following page the proposed System, which takes into account all the required system components. The following illustration is the delivered system block diagram. The central computers in this diagram can be virtual computers and not necessarily real computers.

eVisa System
Border Control System
eVisa Central Site
NAS
Database Server
Database Server
Management Station
Application Server
Application Server
LAN
Router/ VPN / Firewall
Disaster Recovery Site
eVisa
NAS
eBorder Control
Database Server
Database Server
Database Server
Database Server
Management Station
OPTIONAL
Application Server
Application Server
Application Server
Application Server
LAN
Router/ VPN / Firewall
eBorder Central Site
NAS
AFIS Server
Database Server
Database Server
Management Station
Application Server
Application Server
LAN
Router/ VPN / Firewall
Server Rooms
WAN
Embassy (1 of N)
Router/ VPN / Firewall
LAN
or
Customer Service Station
Border Point (1 of M)
Router/ VPN / Firewall
Local Server
LAN
OPTIONAL
OPTIONAL
Automatic Border Control Kiosk
Manned Border Control Station
Front Offices

4	eVisa System

4.1	Data Capture (Work Stations) - Software

4.1.1	Characteristics

The data capture workstations are responsible for collecting text and biometric information from foreigners wanting to visit Panama. The resulting personal record is saved in the database, via the application servers.

Data capture stations work on-line and off-line.

The capture stations will contain devices for digital collection of face image, 10 fingerprint images, signature image and scanning forms. See device specifications below for the specific readers. Collected images will be checked for quality and compliance to applicable standards. Bad images will not be accepted and will be captured again.

eVisa Application Process Workflow

Following is the proposed workflow for the planned eVisa application process. This is, of course, OTI’s suggestion, which would be worked out together with the Customer’s staff, during the project requirements extraction and detailed design phases.

The applicant fills the eVisa application form, which is checked manually by a clerk for completeness. The applicant is enrolled at the capture station: face fingerprints, signature, scanned pages and text information. The data is saved at the center where it is checked against applicable business rules, against the AFIS system, and against exception lists managed by the customer. Should the record pass all these checks, the eVisa application will be approved for printing. The approval is sent back to the originating site, where the actual eVisa sticker will be personalized.

In off-line mode the personal data is stored locally and will be sent to the center when the communication returns. Naturally, the continuation of the process towards eVisa issuing is blocked until the approval of the data is received from the center.

The capture station uses standard data formats and standards based criteria for accepting data.

•	All the images acquired are compressed using JPEG or JPEG2000 format to save the images.

•	All stored fingerprint images use the WSQ standard.

•	JPEG or TIFF images are used for signatures and scanned documents

•	The NIST format is used for image interchange with AFIS system

The above-mentioned implemented standards comply with the following list:

•
ISO/IEC International Standard 10918-1, Information Technology - Digital Compression and Coding of Continuous-Tone Still Images Part 1: Requirements and Guidelines. This is commonly referred to as the JPEG (Joint Photographic Experts Group) algorithm.

•	ISO/IEC International Standard 15444-1, JPEG 2000, Information Technology – Digital Compression and Coding of Continuous-Tone Still Images Part 1: Requirements and Guidelines.

•	IAFIS-IC-0110 (V3) WSQ Gray-scale Fingerprint Image Compression Specification, December 19, 1997.

•	NIST Special Publication 500-271. ANSI/NIST-ITL 1-2007. Data Format for the Interchange of Fingerprint, Facial, & Other Biometric Information – Part 1

The operations which are carried out in the Back Office are:

1.	Registry Section

•
General - The core registry system handles the workflow of processing requests in the system and provides services to the entire system, including security, administration, querying, reporting and interface to neighboring systems. The system has an investigation desk that handles all the exceptions encountered in the normal processing flow. Finally, validated applications are approved for eVisa issuing.

Special sub-systems can be added to manage a help desk, to provide data to other ministries, etc.

•
Forms Scanning – The original filled-up Application Forms can be scanned, using scanners in the capture station, and connected to the applicants’ records, thus establishing an electronic archive of those forms, for future investigation. This would also allow (i) easier and more efficient handling of applications (especially exceptions); and (ii) to store those forms in a low-cost far away storage place.

2.
Biometrics – After successful completion of data validation, the applicant's fingerprints are sent to a Biometric Automatic Fingerprint Identification Sub-system (AFIS) for 1 to many (1:N) search and clearance. This process avoids the creation of double (or multiple) entries for the same applicant, in the Database. Suspicious records are forwarded to investigation.

3.
Security & HSM / CA – The solution includes security measures that cover every aspect of its usage and the usage of the produced documents. This begins from customized permissions that cover every functional subsystem and restrict access to specific users and computers. Cryptographic means protect the communication channels and magnetic media in order to safeguard the data. Security means in the preprinted document are combined with security means in personalization to provide a tailor-made security suite for each customer. Biometrics and cryptography enable highly secure uses of the produced document.

At the end of the successful Biometrics and Security checks process, the application is approved for document issuing.

The HSM / CA subsystem is responsible for security embedded in the document during personalization. This is done by creating certificates for issuing stations and for each document produced. All the data placed in the documents will be signed by the issuing station, thus preventing generation of authentic documents outside the Customer’s production facility. Additional certificates will be generated for private keys on each eVisa.

4.
Personalization – After receiving an issuing request, the blank eVisa sticker is personalized with the applicant's record's data by graphically printing onto the document and electronically writing to the chip. The document personalization process includes interfaces to Cryptographic systems (PKI-Public Key Infrastructure) e.g. the supplied HSM and CA, as needed, to protect the data in the chip. All the security materials involved in the process are managed by the dedicated warehouse Inventory module.

5.	Quality Control (QC) - The finished document undergoes a series of Quality Control tests, including visual and automatic Chip-content inspections.

eID Application Process Workflow – Estimated Process Duration

The following table represents the various stages estimated time duration, of the entire eID Process Workflow, from Application Form fill-up till finished document delivery to Applicant.

eVisa Application Process

Process Number	Process Description	Estimated Process Duration (in minutes)	Notes
1	Information station	1.0
2	Payment at Cashier and Application Form buying	2.0
3	Waiting Area and filling up applications		**
4	Enrollment	7.0	**
5	Registry	2.0
6	Biometrics (AFIS) (Excluding network delays)	2.0
7	Security HSM and CA (Excluding network delays)	1.0
8	Personalization	3.0	**
9	Quality Control	1.0	**
10	Delivery	1.0
	Total estimated Processing time	20.0

** Average Processing Duration Depends:

•	No extreme process delay

•	Reasonable public arrival to embassy offices

•	Average service times of the embassy employees

4.2 Hardware

All the hardware mentioned below indicate current models. The actual hardware that will be delivered is that described here or newer equivalent models.

The solution is to use server virtualization in order to provide a more reliable and easier to manage and maintain runtime environment. Company will provide two large host servers, one of which will be a backup for the other. Each server will host virtual servers for the Registry, Printing, and PKI (CA). These servers will be connected to an external storage array.

4.2.1 Cameras

(1)	Characteristics

The delivered camera is OTI iCAD. The main camera specs are:

•	Resolution: 2 Megapixel

•	Hi-speed USB channel

The web camera software presents live image display and camera control from the PC.

4.2.2 Fingerprints Capture

(1)	Characteristics

The delivered fingerprint reader is Cogent CS500e for capturing 4 fingers. The main reader specs are:

•	Optical Reader

•	Resolution 500 dpi

•	USB connection

•	Platen are: 3.2” X 3.0”

•	FBI certified

4.2.3	Signature Capture

(1)	Characteristics

The delivered electronic signature pad is Topaz SignatureGem LCD T-LBK462-HSB-R. The main characteristics of this pad are:

•	Resolution: 410 dpi

•	Signature area: 4.4” X 1.4”

•	USB connection

•	LCD display

4.3	eVisa Sticker

4.3.1	Characteristics

•
The delivered eVisa sticker is a standard visa sized, Teslin and paper based inlay sticker, with a contactless chip. The delivered eVisa fully conforms to ICAO 9303, part 2 standard and ISO 14443, 7816-4. The delivered chip is ST19NR66.

•	The delivered eVisa chip is guaranteed to last at least 10 years.

•	The delivered eVisa is of Teslin based core with security paper and adhesives and is fully suitable for inkjet personalization.

•	The delivered eVisa bears the following security printing and features:

Figuras Tipicas de Seguridad para VISA
ON TRACK INNOVATIONS LTD
SCIENCE – NON FICTION
Security Fibers
Metal Hologram
UV-
Can be seen
Under UV light
Guilloche
Shadow Image
Chip
OVI
Rainbow
ICI-
Invisible
Constant
Information
Can be seen
With a special screen
REPUBLICA de PANAMA
VISADO
VIPANANNA<<HEASMAN<<<<<<<<<<<<<<<<
00123456
Optional:
IPI-
Invisible
Personal
Information
Can be seen
With a special screen
MRZ Lines
Preprinted Number
Microtext
Solutions
SmartID DIVISION

o	Microtext,

o	UV,

o	Guilloche

o	Rainbow

o	Shadow image

o	Metallic hologram

o	Security fibers embedded in the paper

See below the Security Features illustration with explanations.

•	The delivered ST19NR66 contactless chip fully complies with ICAO LDS v1.7 requirements for electronic passport, and has 66KB memory.

•	The delivered chip Operating System is OTI’s Hercules™ Operating System for ePassports.

•	The delivered chip supports communication at 848 kbps.

4.4	Personalization

The eVisa personalization is done on the same workstation where the registration was done.

The equipment proposed for the printing section is:

•	Visa personalization printer

•	Chip reader/writer for personalizing the chip

The personalization time of one eVisa is about 1 minute for the printing and other handling, and about half a minute for the chip personalization.

4.5	PCs

The workstations supplied by the Company (see attached specification of the supplied PC).

Processor: Intel Core 2 Duo or higher

Speed: 2.0 GHz or higher.

Processor cache: 6Mb or higher

RAM: 2GB or higher.

RAM type: DDR2 800 Mhz or higher

Hard disk: 160 GB or higher

Type of hard disk: SATA transfer 3 Gb/s or higher

Speed of hard disk: 7200 rpm or higher

Screen: 17 inches

USB ports: 2 front and 2 back

Operating system MS Windows 7 downgraded to Windows XP SP3 Spanish

The suggested government supplied PC configuration is sufficient for needed tasks and the Company will use them.

4.6	Printing

Consumables

The delivered personalization solution consists of inkjet printers.

The consumables for the printers are YMCK inks. These will be supplied in quantity sufficient for the number of eVisas supplied.

4.7	AFIS

4.7.1	Characteristics

•
The fingerprints collected during the capture process will be used to identify attempted fraud by duplicate registration. The AFIS system compares any new fingerprint all the fingerprints collected till now. If a match is found it should be reported as a candidate for fraud to the investigation workstation of the system.

•	The AFIS system for the pilot should cater to 500,000 records recorded over the period of 12 months. The AFIS system for the full project may need to be increased depending on demand for eVisas.

Applicable Standards implemented for this proposed solution:

ANSI & NIST Standards:

• NIST Best Practices for Capturing Mugshots and Facial Images, Version 2.0, 1997.

ISO Standards:

• ISO/IEC IS 10918-1: JPEG Standard.

• ISO/IEC 15444-1:2000: JPEG 2000.

• ISO/IEC 19794-5: Information Technology – Biometric Data Interchange Formats – Part 5: Face Image Data.

ICAO Standards:

• ISBN 92-9194-471-8, Machine – Readable Travel Documents, Part 2: Machine Readable Visas.

The proposed AFIS solution

The delivered AFIS system is calculated to provide “immediate” answers for queries presented to it. This means that the system was calculated to over 500 searches against a database of 500,000 10-print records during the normal 8-hour workday. This translates to having each AFIS question answered no later than 7-8 minutes from the time it was asked, with a few queries running in parallel.

4.8	Electronic Certification PKI (HSM &CA )

4.8.1	Characteristics

The proposed system includes servers and HSMs that supply the needed functionality. The main functions of the Electronic Certification subsystem are:

•	Signing on the personal record included in each card

•	Creating Issuer Certificates for the Personalization PCs

•	Creating Card Certificates for each Card

•	Managing Certificate Revocation Lists for Certificates

•	Verify the validity of certificates

In order to implement the Electronic Certificates the Company would use a dedicated virtual server, running the Certificate Authority (CA), and a pair of HSMs to store the secret key material and perform the cryptographic operations. The Electronic Certificate solution uses a cluster of 2 HSMs to provide high availability. The CA server will also be implemented on a pair of virtual machines for higher availability. The solution will be customized to produce certificates with an expiry date to be determined at the time of design.

4.9	Migration and Integration with Actual System

The Company’s delivered solution will integrate with the existing Border Control system.

The company will implement an interface to the existing Border Control system to check whether the person that now wants to enter / leave the country should be permitted to do so. We assume that the possible answers are: yes, no, send to supervisor, alert border police, or similar.

5	Border Control System

5.1	Border Control Station - Software

5.1.1	Characteristics

The border control workstations are responsible for reading text and biometric information from the passport. The resulting record is checked for correctness - signatures, certificates and biometric identity matching (1:1) - and then transit permission is checked against the existing border control system’s business rules. The 1:1 process will be achieved within 2-4 seconds.

Border control workstations work on-line or off-line. In offline mode the only logical data checking is done against a local exception list. The capture stations will contain devices for digital collection of face image, fingerprint image, and OCR and chip reading. See device specs below for the specific readers.

Border Control Process Workflow

Following is the proposed workflow for the planned border control process. This is, of course, OTI’s suggestion, which would be worked out together with the Customer’s staff, during the project requirements extraction and detailed design phases.

The tourist presents the passport which is read by the electronic passport reader. The reader checks that the document is authentic (has all the expected security features). The visual data from the datapage and the electronic data from the chip are read and verified for internal coherence. The applicant’s photo and fingerprint are captured and compared with the data on the chip or the passport data page, as available.

After the identity of the person has been established, the workstation send the personal information to the existing border control system for checking of all business rules and exception tables, and receives back a decision whether the requested transit transaction should be enabled or not. If the transit operation happens, the data is once again sent to the existing border control system to create a permanent record and log of the fact.

The operations which are carried out in the Back Office are:

6.	Border Control System

General – The core registry system registers all the attempted transit transactions and their intermediate and final results.

Exception list – The Back Office distributes to all the border control stations copies of the exception list to be checked when the border control station is off-line

5.2	Hardware

All the hardware mentioned below indicate are current models. The actual hardware that will be delivered is that described here or newer equivalent models.

The solution is to use server virtualization in order to provide a more reliable and easier to manage and maintain runtime environment. Company will provide two large host servers, one of which will be a backup for the other. Each server will host virtual servers for the Registry, Printing, and Hardware Security Module (HSM) and Certificate Authority (CA). These servers will be connected to an external storage array.

5.2.1	Cameras

(1)	Characteristics

The delivered camera is OTI iCAD. The main camera specs are:

•	Resolution: 2 Megapixel

•	Hi-speed USB channel

The web camera software presents live image display and camera control from the PC.

5.2.2	Fingerprints Capture

(1)	Characteristics

The delivered fingerprint reader is Cogent CS500e for capturing 4 fingers. The main reader specs are:

•	Optical Reader
•	Resolution 500 dpi
•	USB connection
•	Platen are: 3.2” X 3.0”
•	FBI certified

5.2.3	Electronic Passport Reader

(1)	Characteristics

The delivered electronic passport reader L1 B5000The main reader specs are:

•	Optical Reader
•	Chip reader: ISO 14443 A and B
•	Resolution 400 dpi
•	USB connection
•	Visible, Infrared and UV illumination

•
The software application provided in the Border Control System makes use of a library of features in passports of different countries, and checks the presence of these features in the examined passport. The reader examines the passport under visible light, UV light and IR light.

5.3	PCs

The workstations supplied by the Company (see attached specification of the supplied PC).

Processor: Intel Core 2 Duo or higher

Speed: 2.0 GHz or higher.

Processor cache: 6Mb or higher

RAM: 2GB or higher.

RAM type: DDR2 800 Mhz or higher

Hard disk: 160 GB or higher

Type of hard disk: SATA transfer 3 Gb/s or higher

Speed of hard disk: 7200 rpm or higher

Screen: 17 inches

USB ports: 2 front and 2 back

Operating system MS Windows 7 downgraded to Windows XP SP3 Spanish

The suggested government supplied PC configuration is sufficient for needed tasks and the Company will use them.

6	Services

6.1	Training

El programa de capacitación integral propuesto incluye la entrega de manuales del usuario (en español) y manuales con las medidas de seguridad contenidas en los nuevos documentos de identificación y el mecanismo para detectar adulteraciones y falsificaciones posibles. Los manuales de capacitación junto con el equipo de capacitación se proveerán con anticipación al momento de la entrega del equipo operativo, de manera que todos los oficiales designados por el Departamento de Identificación tendrán conocimiento suficiente como para implementar efectivamente la nueva tecnología.

El programa propuesto incluye la capacitación de un grupo de profesionales técnicos y gerentes que luego serán capaces de capacitar nuevos oficiales y personal contratado en forma temporal durante períodos de fuerte demanda. También se capacitará a estos profesionales para la instalación del equipo, su mantenimiento y asistencia técnica, como se describe en el Programa de Capacitación detallado a continuación.

Además, el Programa de Capacitación detallado incluye la capacitación de técnicos informáticos para la administración y uso de herramientas de software para llevar a cabo modificaciones futuras al sistema de TI tales como la instalación o reemplazo de módulos. Ver programa #5 a continuación.

Descripción del Programa de Capacitación

Programa #1 – Sistema de Tecnología de la Información (TI)

1.	Título del Programa: Sistema de Tecnología de la Información (TI)
2.	Audiencia: Personal de TI
3.	Requisitos de participación: Experiencia en el manejo de computadoras.
4.	Duración 15 días
5.	Lugar de presentación (incluyendo el equipo informático y el proyector si es necesario): Instalaciones del Comprador
6.	Material que se suministrará a los participantes:: Sistema de DI y Pasaporte – Carpeta de Capacitación de Flujo de Trabajo de Procesos
7.
Objetivo: Brindar al personal de TI un panorama general del sistema con énfasis en las fortalezas, debilidades de la infraestructura del nuevo sistema de DI y Pasaporte, y de los mecanismos de autenticación seguidos de una demostración en vivo del proceso de producción completo.

8.Contenidos/ Material:
 P L A N  DEL CURSO
•Presentación del software “MAGNA”
•Descripción del Equipo y Proceso
•Demostración en vivo del proceso completo
•Administración del sistema
•Fortaleza del Sistema
•Debilidades del sistema
•Procesamiento de Excepciones
•Mejoras/expansiones futuras
•Modificaciones al sistema
•Interconectividad
•Respaldo y continuidad comercial (y recuperación ante desastres si esta opción es requerida)
•Instalación y plan de prueba
•Conexión con oficinas Regionales del Departamento de Identificación
•Sistema de Activación/ Bloqueo de Documentos
•Resumen & Preguntas y Respuestas

Programa #2 – Programa de capacitación de Gerentes

1.	Título del Programa: Sistema de emisión de DI y Pasaporte – Flujo de Trabajo de Proceso
2.	Audiencia: Personal Jerárquico
3.	Requisitos de participación: Ninguno
4.	Duración 2 días
5.	Lugar de presentación (incluyendo el equipo informático y el proyector si es necesario): Instalaciones del Comprador
6.	Material que se suministrará a los participantes: Sistema de Emisión de Pasaporte – Carpeta de Capacitación de Flujo de Trabajo del Proceso
7.
Objetivo: Brindar al personal jerárquico un panorama general del sistema con énfasis en las fortalezas, debilidades de la infraestructura del nuevo sistema de DI y Pasaporte, y de los mecanismos de autenticación seguidos de una demostración en vivo del proceso de producción completo.

8.Contenidos/ Material:

 P L A N  DEL  CURSO

•Presentación del Sistema
•Descripción del Proceso
•Demostración en vivo del proceso completo
•Fortaleza del Sistema
•Debilidades del sistema
•Procesamiento de Excepciones
•Mejoras/expansiones futuras
•Resumen & Preguntas y Respuestas

Programa # 3: Programa de Capacitación de Personalización de DI

1.	Título del Programa: Capacitación de Personalización de DI
2.	Audiencia: Operadores de Personalización de DI
3.	Requisitos de participación: Experiencia básica en el manejo de computadoras.
4.	Duración 5 días
5.	Lugar de presentación (incluyendo el equipo informático y el proyector si es necesario): Instalaciones del Comprador
6.	Material que se suministrará a los participantes:: Manuales del Usuario de todo el Sistema
7.	Objetivo: Capacitar a los operadores de la Personalización de DI a realizar la operación de personalización sin problemas.
8.Contenidos/
PLAN DEL CURSO

•Revisión completa de PERSONALIZACIÓN
•Flujo de Trabajo del Proceso de Personalización
•Sesión práctica – estructura de los archivos de Datos en el sistema
•Sesión Práctica – Personalización de DI
•Sesión Práctica – Laminación de Personalización
•Sesión Práctica – estación de Aseguramiento de Calidad
•Sesión Práctica – Administración de Entrega & Inventario
•Características de seguridad en DI
•Sesión de Preguntas & Respuestas
•Resumen

Programa # 4: Sistema de Reconocimiento Automático de Huellas Dactilares (AFIS)

1.	Título del Programa: Sistema de Reconocimiento Automático de Huellas Dactilares (AFIS)
2.	Audiencia: Operadores de AFIS
3.	Requisitos de participación: Experiencia en el manejo de computadoras.
4.	Duración 2 días
5.	Lugar de presentación (incluyendo el equipo informático y el proyector si es necesario): Instalaciones del Comprador
6.	Material que se suministrará a los participantes:: Manuales del Usuario de todo el Sistema AFIS
7.	Objetivo: Capacitar a los operadores de AFIS para que realicen toda la operación AFIS en forma sencilla y sin complicaciones
8.Contenidos/ Materiales
PLAN DEL CURSO

•Revisión de la estructura de todo el sistema AFIS
•Flujo de Trabajo del Proceso del Sistema AFIS
•Sesión práctica CAPTURA DE HUELLAS DACTILARES
•Sesión práctica –  Comparaciones/búsquedas en el Sistema AFIS
•Sesión práctica - investigación de excepciones
•Sesión práctica  – uso de base de datos de AFIS
•Sesión de Preguntas & Respuestas
•Resumen

Programa #5: Programa de Capacitación del Equipo Técnico & de Soporte

1.	Título del Programa: Capacitación del equipo de Soporte Técnico y Mantenimiento
2.	Audiencia: Personal Técnico
3.	Requisitos de participación: Administración del sistema, Técnicos informáticos y antecedentes de administración de base de datos.
4.	Duración 4 días
5.	Lugar de presentación (incluyendo el equipo informático y el proyector si es necesario): Instalaciones del Comprador
6.	Material que se suministrará a los participantes:: Manuales de Soporte del Sistema (para cada asistente)
7.	Objetivo: stLograr que el personal técnico del cliente sea capaz de proveer Soporte de 1er Nivel (ver Plan de Soporte Párrafo. 2.4.3), para todo el sistema.
8.Contenidos/ Materiales
PLAN DEL CURSO

•Estructura profunda del sistema
•Administración del sistema
•Estructura de la base de Datos
•Archivos & tablas de control del sistema
•Parámetros de Configuración
•Mantenimiento del Sistema – limpieza de base de datos y registros
•Asistencia de operación al usuario
•Respaldo & Restauración
•Solución de Problemas
•stProcedimientos de Soporte de 1er Nivel
•Sesiones Prácticas – Ejecución de todo el sistema
•Resumen & Entrega de Certificados
•Preguntas & Respuestas

Este programa incluirá también los siguientes temas requeridos:

Nº	Descripción	Requisito del Curso
1	Sistema Operativo	Instalación, Administración y Mantenimiento
2	Base de Datos	Instalación, Administración y supervisión
3	Comunicación	Configuración LAN y WAN
4	Servidor	Instalación, Configuración, Respaldo y Restauración
5	Impresora	Instalación, Mantenimiento y soporte
6	Otros accesorios del sistema	Instalación, Mantenimiento y soporte – Laminador, Cámara, otros
7	Actualización del sistema	Arquitectura del sistema de DI y cómo integrar software de terceros

6.1.1	Documentation

El oferente deberá describir claramente por título y cantidad todos los manuales y publicaciones que propone suministrar para satisfacer la RFP.

Descripción	Comentarios
Materiales de capacitación	Todos en español
Manuales del Usuario – Sistema de TI	Incluyendo para operadores y supervisores
Manuales del Usuario – Sistema de Personalización	-“-
Manuales del Usuario – Sistema AFIS	-“-
Documentación Técnica – Para todo el equipo y software suministrado	Un juego, en inglés, para cada elemento de equipo y software suministrado
Manuales de Soporte del Sistema	Para el equipo de soporte técnico
Diseño de diagramación para folletos de tarjetas de identificación

Appendix B - Project Statement of Work [SOW]

1.	Overview

This document defines the roles and responsibilities of the Parties and supplements the Agreement signed between the Ministry of Public Security of the Republic of Panama (the ”STATE”) and OTI Panama S.A. (the “CONTRACTOR” and the “Agreement” respectively). All responsibilities which appear in this Appendix, either for the CONTRACTOR or the STATE, are binding, no matter where they specifically appear.

2.	The CONTRACTOR’s responsibilities:

2.1	Analyze the requirements and design the Project (as defined in the Agreement).

2.2
Nominate CONTRACTOR’s Project Steering Committee members. Assign a project management team (as defined in Appendix F - Project Management), and allocate Project Manager which shall have the full authority and capacity to take and implement decisions on behalf of CONTRACTOR.

2.3	Develop, adapt, integrate, install, test and train the required equipment, software and applications.

2.4
Implementation of an End-to-End turnkey system for Registration and Identification of individuals and personalization (at embassies) of Electronic Visa Stickers for the foreigners visiting Panama, and Electronic Border Control functionality for checking passports and these electronic visas (namely the “Project”). The required system is a visa issuing system covering all the steps from enrollment of personal data, visa registry to printing and management of Electronic Visas (eVisa) and a border control system recognizing these new visas in addition to the normal passports. The main system components are: fixed enrolment and visa personalization stations in embassies, central visa registry, workstations for management of data in registry, AFIS system, Hardware Security Module (HSM) + Certificate Authority (CA), border control stations, border control local and central servers (The implementation of a disaster recovery site is optional in this project)

2.5
Use one or two interfaces to STATE’s business rules module of border transit control, based on specifications to be prepared by the STATE to check whether specific individuals are permitted or not to enter / exit the country. All entry / exit transactions will be reported to the existing border control center.

2.6	Supply of 25,000 contactless secured eVisa stickers.

2.7	The system should be designed to have the capacity to complete enrollment and personalization of 1,000,000 people.

2.8	Provide a Magna AFIS system that will verify the uniqueness of each person registering for eVisa.

2.9	Train the qualified trainers assigned by the STATE.

2.10	Supervise the operation of the Central Site.

2.11	Provide Maintenance levels 3 and 4 (as defined in Appendix H – Maintenance Agreement) for the supplied components for duration as specified in the Agreement.

2.12	Provide operation reports for the progress of the project.

3.	The STATE’s responsibilities:

3.1	Nominate STATE’s Project Steering Committee members.

3.2
Assign a project management team (as defined in Appendix F - Project Management), and allocate Project Manager which shall have the full authority and capacity to take and implement decisions on behalf of STATE, which shall have the following qualifications.

3.2.1	Experienced in managing a National ID or a large-scale IT project.

3.2.2	Has technical and commercial capacity to manage the Project.

3.2.3	Being able to take over the Project management full operations in the future.

3.3
STATE shall provide physical locations (offices) for network operation center, servers room, response center room, project team offices, which shall include following infrastructure: furniture’s, air conditioning, electricity, backup power generator and UPS, water, fire extinguishing, WAN and LAN networking infrastructure, and access control system, parking, fire detection and extinguishing systems, lighting in the range of 4500-6000K and 500LUX, Telephony system and telephones.

3.4
The STATE shall allocate spaces for system integration, located near the main site, but readily accessible to the CONTRACTOR's staff, equipped with all components as detailed in section 3.3, enabling swift an efficient integration and testing work. Eventually this area can become a test laboratory for testing new software releases before deployment on the live system.

3.5
The STATE shall provide and maintain the secure communication link between the project’s sites (Center,  embassies, and border control sites) and the existing border control server, as will be required for the project operation.

3.6
Recruit and assign personnel for operating all the workstations and functions of the system. The operators should be properly trained in the specific ministry’s rules and procedures, have adequate computer usage skills and have used similar PC applications in the past.

3.7
The STATE shall assign 2x DBA, 2x SysAdmin and NetAdmin (depending on each site number of nodes) professionals to manage the computer center, the communication lines, and all the sites after their delivery by the CONTRACTOR. These IT professionals should be qualified (MCSE, Oracle DBA, CCNA or similar as applicable), with previous experience of enterprise level systems. These professionals will be trained and certified by the CONTRACTOR to know the specific system at hand.

3.8
Operate the System only with trained personnel, who have been qualified and certified by the CONTRACTOR, to work with the various sub-systems, and only according to the CONTRACTOR’s approved operation manuals and procedures.

3.9
Provide the specification and API for the interface to the existing border control system immediately upon the start of the project. Provide means for remote integration testing to an identical testing system from the development site.

3.10	Provide timely responses during the design and operational phases. Issues raised, should be addressed by the parties within not more than 3 working days.

3.11	Support and participate in all mutual activities: integration, acceptance tests, etc.

3.12	Allow access to the CONTRACTOR’s staff to the relevant sites and offices.

3.13	Provide physical security to the Project’s sites. This security would cover all the sites, as well the security of the CONTRACTOR and the CONTRACTOR’s staff and equipment at all times.

3.14	Provide to the CONTRACTOR the necessary facilities to operate the project.

3.15	Use its best efforts to support the CONTRACTOR during the entire project logistics phase.

3.16
STATE will exempt the CONTRACTOR from all types of taxes, levies and custom duties on all its delivered goods and services for the Agreement Duration. STATE will use best endeavors to quickly clear goods through Customs.

3.17	Not grant access, use, modify or otherwise operate any of CONTRACTOR's deliveries without the CONTRACTOR’s technical personnel presence and approval.

3.18	The STATE shall provide the Visa application forms if needed.

4.	Project Main Milestones

Refer to Annex E, Project Timetable Plan.

5.	Activities

Item	Activity	CONTRACTOR Responsibility	STATE Responsibility	Outcome
1	Recruiting project teams
Form and recruit individuals required by the CONTRACTOR for the Project. Refer to the Appendix F - Project Management. Specify the needed manpower for STATE team. The CONTRACTOR will optionally participate in the interviews and vet the top-level staff, with a mandate to qualify/disqualify candidates.

Form and recruit the functions required for the project. Refer to the Appendix F Project Management. Supply The CONTRACTOR with CVs of top-level staff. Arrange the interviews, carry all legal means to recruit the staff
Teams ready for work.
2	Project detailed planning	Plan in details all activities and assign tasks to STATE	Approve all activities and assignments. Follow the implementation plan	Approved detailed project plan sheet.
3	Define Requirements
Define functional requirements, interface requirements, define roles and responsibilities, define neighboring computer systems (other computer based systems that exchange data with us), security requirements, etc.
			Provide personnel qualified to specify, and then approve requirements. Review, comment and eventually sign-off on requirements.	Approval of mutually agreed requirements list (not to be further changed, unless when using a Change Request procedure).

Item	Activity	CONTRACTOR Responsibility	STATE Responsibility	Outcome
4	Establish local and Remote Support
Assist the STATE Establishing a local support Entity which will be responsible for the Project level 1 and 2 Support.

Establish the CONTRACTOR’s team to provide remote support level 3 & 4 - with full coordination with the STATE and Project Manager.
			Assign local support team (DBA, Sys Admin, Technicians) Establish a response center that will answer local service calls from local sites and embassies (Level 1 & 2).	Local and remote Support Operation
5	System analysis and detailed design	Analyze the STATE’s requirements and provide detailed design document, including final eVisa sticker graphics and security features.	Provide qualified personnel to review, and then approve System design and documents. Review, comment and eventually sign-off the detailed design document.	Approval of detailed design document (not to be further changed, unless when using a Change Request procedure).
6	Central Site Surveys	Provide the STATE with sites’ infrastructure configurations and security requirements. Perform sites’ surveys (at: Central Site, and one border control site.	Adapt and rectify sites configurations and security flaws to comply with necessary infrastructure configurations and security requirements.	Operational Sites comply with necessary infrastructure configuration and security requirements.
7	Hardware, Software and consumables purchase.	Submit purchase orders for all required hardware and software components.	N/A	Hardware and Software ready for development and integration.
8	Establishment of Central Site infrastructure	Supervise the infrastructure installation work	Install the infrastructure of Central Site, as detailed above. Provide the preliminary means to allow the deployment.	Central Site ready for System installation. Any delay will cause delays of the Project implementation.
9	Sites’ setup	Install servers, workstations and application SW in the committed sites
Provide buildings with supporting infrastructure as detailed above connected to electricity, fast and reliable internet connection, air-condition system, Network and security, ready for system operation.
Sites ready for use.

Item	Activity	CONTRACTOR Responsibility	STATE Responsibility	Outcome
10	Customization, testing and integration	Create all the applications that have been identified in the requirements and design phases and integrate them with the system.	N/A	A functional System conforming to the design specifications and requirements list.
11	Packaging and shipment	Pack and ship the System to Panama.
Receive all shipments, clear customs and transport them to their final destinations in Panama or in Embassies abroad. Provide guarded storage space for the delivered Systems, which are awaiting installation. Systems for embassies will be delivered in Panama, for the STATE to ship and deploy to final destination.
All shipments ready at the relevant Site for installation.
12	Installation and integration of Central Site, first border site and simulated embassy	Install and integrate the supplied equipment and connect it to the existing local infrastructure of power supply and network.
Ensure that all infrastructures needed for system installation are ready. Assign the local technical staff to participate in the installation of the specified sites. Embassies will be installed by the  STATE’s respective trained operators.
A functional System conforming to the design specification and requirements list.
13	Train the Trainers. See detailed description in section 6 below.	Train staff that would be the trainers of the System. Certify the Trainers after complying with the CONTRACTOR’s requirements.	N/A	Well-trained personnel ready to train the operators of the System.
14	Training. See detailed description below.	Monitor the training process.	The Trained Trainers will train STATE’s staff operating, managing and maintaining the System. Allocate the training venue and technical means.	Well-trained and certified personnel ready to deploy and operate the Systems, and give technical support.

Item	Activity	CONTRACTOR Responsibility	STATE Responsibility	Outcome
15	Application forms	Design the forms and customize the enrollment SW accordingly.	Print and provide the CONTRACTOR with application forms for the eVisa registrations.	Preprinted Application forms.
16	Documentation	Provide Documentation in Spanish.	N/A	Documentation Receipt.
17	Operation	Supervise deployment operations.	Manage overall operations. Manage allocation of teams to the sites.	Deployment completed.
18	Security	Define physical and logical security requirements	Provide physical and logical security for sites in accordance with the requirements that would be defined during the Requirements Phase.	Physical and logical security provided
19	Issue timely Milestone Acceptance Certificate per deliveries, and appropriate invoices	Issue specific Milestone Acceptance Certificate, after each specified delivery. This would be accompanied by appropriate invoice.	Sign on the Milestone Acceptance Certificate and approve the Invoice for the associated Payment remittance.	1.Milestone Acceptance Certificate signed. 2.Payment is approved for remittance.

6	Training.

6.1
The CONTRACTOR will provide training on the subjects of System operation and System maintenance. The CONTRACTOR has the right to reject candidates who do not meet the minimum qualification requirements. The STATE will provide replacement candidates meeting the professional requirements.

6.2
The System operation will be taught using a methodology of “train the trainers”. This means that the CONTRACTOR will train the intended STATE’s instructors, who, after being certified, will train the STATE’s operators.

6.3	Training would be conducted using frontal instruction and hands-on training in use, configuring and monitoring of the system.

6.4
For System management and maintenance, the CONTRACTOR will teach properly qualified professionals who already have official qualifications in the areas of Windows 2008 Server Administration, Network Administration, and Oracle Database Administration. The CONTRACTOR will provide information about the specific implementation of the delivered system.

6.5
As part of the training of the administrators, the CONTRACTOR will be entitled  to train a small group of the STATE’s administrators at the CONTRACTOR’s premises during the final System integration in order to gain better understanding of the System.

6.6	The personnel attending each course should meet certain pre-requisite requirements.

6.6.1	Trainers should be certified by the CONTRACTOR after complying with all requirements of the CONTRACTOR. Only certified trainers should train the System.

6.6.2
Operators should have experience in using Windows® and Windows applications. Trainers should certify the Operators after complying with certain requirements. Only certified Operators should operate the System.

6.6.3
System administrators should have very good working knowledge and experience with Windows® 2008 / XP administration including Active Directory. Database administrators should have the required skills of the Oracle databases under Windows environments, and must be certified as Oracle DBA and have working knowledge and experience with Oracle 10g/11g in Windows environments.

Attachments to Appendix B

A.	Central Sites – eVisa Central Site, eBorder Central Site

The STATE is responsible to install and maintain the following equipment in all Central Sites:

1.	Provide reasonable care to prevent equipment exposure to contaminants that cause damage to the equipment or interruption of service.
2.
Ensure a safe work environment for The CONTRACTOR personnel. If problems are encountered with hazardous materials, The CONTRACTOR will immediately halt work and STATE will be responsible for the abatement of the problem.

3.	Provide permanent physical security (armed guards presence is mandatory) 24 hours a day upon start of activities for the whole project duration.
4.
Provide access to The CONTRACTOR personnel to all facilities where the system is to be installed and operated during the project. Access must be available 24 hours a day during the course of this project.

B.	System Operators – Pre-requisites Qualification Requirements

No.	Position	Pre-requisite Qualifications
1.	System Administrator [Sys. Admin.]
Must have 3+ years professional experience with:
•Strong demonstrable knowledge of Windows 2003/2008 Server environment;
•Strong demonstrable knowledge of Active Directory & enterprise management strategies, group polices, security policies etc;
•Good knowledge of security products: antivirus, firewall, IDS, end point protection, media encryption
•Fundamental knowledge of networking and protocols (Ethernet, TCP/IP, packet routing, etc.);
•Good knowledge of network equipment management: routers, firewalls, VPN, encryption (IPSEC), etc.
•Knowledge of / ability to design and implement an effective backup strategy;
•Be adept at multiple web site and configuration management with IIS across LAN and WAN environments;
•SQL Server administration and/or connectivity skills are a plus;
•High-level English speaker

2.	Database Administrator [DBA]
•Oracle 10G & 11G on windows environment is a must.
•Oracle 10G on windows 2003 server – ASM, and RMAN is a must.
•PL/SQL expertise
•Experience with Oracle replication (basic replication & materialized view).
•Schema Comparison & Baseline.
•Running Oracle 10G/11G Oracle VM environment.
•High-level expertise in Oracle RMAN backup using Backup Exec, Net backup.
•High-level English speaker

3.	Technical Support Staff
•Intelligent
•Computer literate
•Have common sense
•Technically oriented
•At least 1 year of similar role/background
•Experience in repairing and troubleshooting PCs and LAN problems. Servers preferred.
•Experience in installation of infrastructure and application software
•Experience in installation of hardware/peripherals devices and drivers
•Operating a Help-desk preferred
•English speaker

4.	Trainer
•Knowledge of ICT systems and practices
•Hands on / field experience of working on ICT systems (hardware/software)
•Strong training expertise – knowledge of the training cycle
•Carry out impact assessments of the training programmers and make recommendations
•Prepare training reports

5.	Help Desk Operator	•Intelligent •Computer literate •Have common sense •Technically oriented •English speaker •1+ years of previous Help-desk or Call Center operation preferred
6.	Workstation Operator	•Computer literate •Have common sense

Panama eVisa & Border Control System: Acceptance Test Procedure:

INTRODUCTION

1.	This document defines the tests to be performed as “Acceptance Test Procedure” for the Panama eVisa and Border Control System – developed and delivered by CONTRACTOR.

2.	The document describes the preparations and preconditions leading to the test, the different test scenarios and expected results, and presents a checklist for the test.

3.	Leading to this test are integration tests that verify that the system works as expected. In order to perform the integration tests we need the following preconditions to be met:

No.	Precondition	Responsibility	Assisted by
1	Integration tests finished OK.	CONTRACTOR
2	Interface to Border Control database ready	THE STATE	CONTRACTOR
3	New Visa registry database empty, but initialized. Capture workstation database empty, but initialized Border Control workstations database empty, but initialized	CONTRACTOR
4	Populate users and computers tables in central database with records for the stations. Backup databases so that tests may be restarted.	CONTRACTOR

Functional Verification

4.	The purpose of these tests is to see that the system complies with the requirements. It includes the full activation of the steps in the process.

No.	Test	Expected Result	✓
1	Run the capture application	The capture application runs and all the relevant functions are available.
2	Run a process of “New visa” in capture station.	A new record is opened in the registry. The data is sent to the AFIS system and a result is received.
3	Issue a visa	A visa sticker will be printed and attached to a passport.
4	Run a border control (“entry”) process against the passport and the visa produced in previous step	Check that passport information is read. Then the visa sticker information is read. 1:1 identification of the carrier is performed. Check with central system that admission to the country is granted.
5	Run a border control (“exit”) process against the passport and the visa produced in previous step	Check that passport information is read. Then the visa sticker information is read. 1:1 identification of the carrier is performed. Check with central system if rules on length of stay were met.
6	Run a border control process for a person known to be on an “exception list”.	Check that the correct warning has been raised.
7	Repeat previous step for different “exception lists”.	Check that different warnings are raised.
8	Run a border control process for a person with “paper” passport	Check that the passport information is read.
9	Run a border control process for a person with “electronic” passport	Check that passport and chip information is read. 1:1 identification is performed based on information on chip.

Acceptance Certificate – ATP

Acceptance Certificate for the contract between Panama, (THE “STATE”) and OTI Ltd. (the “CONTRACTOR”) on the Panama eVisa and Border Control System.

The STATE hereby confirms, according to the Agreement between the STATE and the CONTRACTOR, that the CONTRACTOR has fully, successfully and satisfactorily completed the Acceptance Test of the System and has also delivered all Deliverables, as well as performed all Services, included in the said Agreement and has successfully passed all the Acceptance Tests;

For and on Behalf of THE STATE:
_____________________________	_____________________________
Full Name & Title	Date

For and on Behalf of the CONTRACTOR:
_____________________________	_____________________________
Full Name & Title	Date

Appendix C: Bill of Materials (BOM) and Prices

1. eBorder Control System

Feature	QTY	Total Price(*)
Border Control Station - PC & Operating System, OCR Reader with ePassport reader + Security features validator - ~~1 x Fingerprint scanner~~ + Portrait Camera iCAD + Illumination Software - Data capturing SW - Fingerprint 1:1 Identification SW - VPN Client & Workstations biometric login - Data Capturing SW Customization (station side of Magna BC System)	30	$ 384,457
Upgrade to 4 Fingerprint scanner	30	$ 32,432
MagnaTM - Border Control System software • Passport & ePassport authentication, Validation of travel documents • Interface to eVisa system and watch/hit/catch list, Queries and Reports • Monitoring travel documents, Implementing the business logic, System Management • Security (fingerprint login, security policies, audit trail of all actions of operators)	1	$ 974,314
Interface to other systems (for example: AFIS), ($205,694 per interface) - Interfaces are assumed to be based on WEB Service - Each additional interface will be quoted separately	2	$ 1,073,975
MagnaTM - MAIN Border Control - Data Center - Oracle data base licenses - Localization + Customization	1
Datacenter, eBorder Control - Main Servers - Storage for 1,000,000 transactions, Backup - Router firewall VPN - Integration servers	1
MagnaTM - Border Control Site Server - For 4 international Airport and Seaport - Oracle data base licenses - Localization + Customization	4
INTEGRATED Magna AFIS: 1:N Search engine, per records OTI recommend using integrated and crediable biometric solution for the entire process. This system can ensure the confidentiality of the records including requirement to review passport holders from different countries. - Include: AFIS Hardware: Matchers Servers with capacity to expand - Installation, Training, Assimilation, Documentation	500,000	$ 355,770
1 year service for AFIS, level 2 & 3 (x Years)	1
1 Year Support (3rd level), Not including the options	1	$ 982,550
System Requirements definitions, Design and confirmation	1
Registry business rules and workflow	1
Central site Inspection: during the building preparation process at Panama	1
System Integration	1
Installation and Training	1
Acceptance Test Program	1
DBA Local support (assuming sharing with the eBorder Control System)	0.5
SYS Admin Local support (assuming sharing with the eBorder Control System)	0.5
Documentation (Spanish)	1
Project management	1
Total Price for eBorder Control System (Price include all above items)	$ 3,803,499	$ 3,803,499

1. Optional Features	QTY	Option Unit Price (*)
~~Optional - Upgrading fingerprint scanner to 4 fingers~~	~~1~~	 ~~$ 5,210~~
Optional: Datacenter, eBorder Control - DRS Servers - Storage for 1,000,000 applications, - Backup - Router firewall VPN	1	$ 202,260
Optional: MagnaTM - Border Control Disaster Recovery Site (DRS) - Oracle data base licenses - Localization + Customization	1	$ 86,690
Optional: CCTV Camera system monitoring the Border Control stations - For 4 international ports, total 100 stations (Servers not included) - Cameras, Central display system, Recording for 7 days - Installation, training & support for 1 year	100	$ 1,260
Optional: Alternative A - INTEGRATED AFIS: 1:N Search engine, per records OTI recommend using integrated and crediable biometric solution for the entire process. This system can ensure the confidentiality of the records including requirement to review passport holders from different countries. - Include: AFIS Hardware: Matchers Servers with capacity to expand - Installation, Training, Assimilation, Documentation	500,000	$ 1.11
Optional: 1 year service for AFIS, level 2 & 3 (x Years)	1	$ 88,030

All prices do not include ITBMS (VAT)

2. eVisa System

Feature	QTY	Total Price (*)
eVisa Sticker - 66KB chip + Hercules Operating System, ICAO compliant - Security paper with security preprinting, Teslin inlay & Adhesive - Security features include: Security fibers, Metalic Hologram, Ultra Violet, Guilloche, OVI, Rainbow, Microtext, Preprinted serial number, ICI - Invisible Constant Information	25,000	$ 200,222
Mobile Enrollment Station & eVisa issuing - Laptop & Operating System - OCR Reader with ePassport reader + Security features validator - Contactless smartcard reader & SAM - Portrait Camera iCAD + Illumination - Signature pad with display - Document scanner and Visa personalization printer - Ruggedize case + Backscreen kit Software - Data capturing SW - Fingerprint 1:1 Identification SW - VPN Client - Data Capturing SW Customization - Workstations biometric login Note: For redundancy, we recommend to have 2 enrollment & Visa issuing stations per each embassy	7	$ 103,574
Upgrade to 4 Fingerprint scanner	7	$ 7,568
MagnaTM - eVisa Registration and Issuing software
• Application for travel document
• Interview and affiliation (This is an oral step in the workflow, not SW feature)
• Interaction with other systems (see below)
• Issuance of travel documents (visas) - validations
• Validation of travel documents
• Inventories (of eVisa)
• Electronic recording of receipt number presented by applicant
• Personalization (Logical and physical) of eStickers
• Queries and Reports
• Monitoring travel documents (check document authenticity)
• implementing the business logic in conjunction with main System
• System Management
• Security (eSticker, fingerprint login, security policies, audit trail of all actions of operators)
	1	$ 1,566,225
MagnaTM - MAIN eVisa Data Center - Oracle data base licenses - Localization + Customization	1
Interface to other systems (for example: AFIS) ($174,848 per interface) - Interfaces are assumed to be based on WEB Service - Price for additional interface will be quoted separately	3
Datacenter, Main: eVisa Servers - Storage for 1,000,000 applications, - Backup - Router firewall VPN - Hardware Security Module (HSM) + Certificate Authority (CA)	1

Feature	QTY	Total Price (*)
1 Year Support (3rd level), Not including the options	1	$ 858,913
System Requirements definitions, Design and confirmation	1
Registry business rules and workflow	1
Central site Inspection: during the building preparation process at Panama	1
System Integration	1
Installation and Training	1
Acceptance Test Program	1
DBA Local support (assuming sharing with the eBorder Control System)	0.5
SYS Admin Local support (assuming sharing with the eBorder Control System)	0.5
Documentation (Spanish)	1
Project management	1
Total Price for eVisa System (Price include all above items)	$ 2,736,501	$ 2,736,501

2. Optional Features	QTY	Option Unit Price (*)
Optional - Invisible Personal Information - IPI and Shadow Image	25,000	$ 0.15
Optional - Upgrading fingerprint scanner to 4 fingers	1	$ 6,050
Optional - 6-8 hrs battery: power unit + charger	1	$ 1,840
Optional: MagnaTM - DRS eVisa Disaster Recovery Site - Oracle data base licenses - Localization + Customization	1	$ 86,690
Optional: Datacenter, DRS: eVisa Server - Storage for 1,000,000 applications, - Backup - Router firewall VPN	1	$ 202,260
Optional: Border Control station add-on for eVisa verification - eVisa reader: OCR Reader with ePassport reader + Security features validator - Finger print reader	28	$ 8,580

(*) All prices do not include ITBMS (VAT)

Systems Summary	Total (*)
1. eBorder Control System	$3,803,499
2. eVisa System	$2,736,501
Total	$6,540,000

(*) All prices do not include ITBMS (VAT)

Assumptions, Terms, Conditions and Comments
1	Prices are for goods delivered to Panama, including: insurance, shipments, Custom
(note: government will apply for for exemption). All received payments will be in USA Dollar.
2	Prices above do not include the price of the options.
3	OTI will train the Customer's trainers that will train the end-users.

5	Price for minimum eVisa stickers:	25,000
	Price for eVisa Sticker for a minimum of additional 25,000 documents:	$8.01
	Price for eVisa Sticker for a minimum of additional 100,000 documents:	$6.95

6	Price per search for additional 200,000 searched in the AFIS system	$0.66

7	Price for additional annual maintenance for the system listed in Appendix C (not including options)

eVisa system:	$202,400
eBorder Control system:	$252,600
Total annual maintenance	$455,000
The annual maintenance price will be adjusted annually to the American Industrial Production Index.

8	OTI reserves the right to provide similar or better make and model for all above items.
9	Customer will provide all human resources for system operation (Human resources, guards etc)
10	Customer will provide infrastructure such as: offices, construction, renovation, furniture's, networking, internet connection, electricity, lighting, power backup (UPS & Generator) & Air Condition.
11	Customer will provide networking & communications in all sites and between sites (capture, centers)
12	Customer wil provide the application forms for eVisa registration.
Company will design it and will customize the enrollment SW accordingly.
13	Integration of the PC's with the system will be performed during the installation period.
Customer will provide facilitiy and space for system integration pre-installation.
14	The data center will be operative 7x24. Customer will man the data center at all operation hours.

TOTAL AGREEMENT VALUE				$6,540,000

Milestone	Activity/Deliverables	By Date	Comments	Amount	Performed by
PM0	Project sign & financial arrangements	01/06/2011
PM0.1	Advance Payment Guarantee	15/06/2011	Company will issue Advance Payment Guarantee to secure the Government Advance Payment	$3,270,000	Company
PM0.2	Performance Guarantee	15/06/2011	Company will issue Performance Guarantee	$654,000	Company

PM1	Down Payment Remittance	Not later than	50% Payment of Total Agreement	$3,270,000	Customer
	Project Commencement - After Receiving Order & Down Payment remittance	22/06/2011
AM1	Delivery of detailed System Requirements Document	Not later than 25/06/11	Reduction of 40% of the Down payment Guarantee (equal to 20% of the total value of the Agreement)	$1,308,000	Company
AM2	Delivery of detailed System Design Document	Not later than 24/07/11	Reduction of 40% of the Down payment Guarantee (equal to 20% of the total value of the Agreement)	$1,308,000	Company
AM3	Shipment of initial system	Not later than 7/08/11	Reduction of 20% of the Down payment Guarantee (equal to 10% of the total value of the Agreement)	$654,000	Company

PM2	Open Letter of Credit	22/06/2011	50% Payment of Total Agreement	$3,270,000	Customer
AM4	Beginning of production of first 100 eVisa and 5 eBorder stations	16/09/2011	Release of 40% of the LC (equal to 20% of the total value of the Agreement)	$1,308,000	Customer
AM5	Shipment of the Main System	Not later than 25/10/11	Release of 40% of the LC (equal to 20% of the total value of the Agreement)	$1,308,000	Company
AM6	Final delivery of the Phase 1 Project	03/12/2011	Release of 10% of the LC (equal to 5% of the total value of the Agreement)	$327,000	Customer
AM7	Delivery of CD with the Source Code as specified in the Agreement + Acceptance	10/12/2011	Release of 10% of the LC (equal to 5% of the total value of the Agreement)	$327,000	Customer

	Release of Performance Guarantee	10/12/2011	Together with the delivery of CD with Source code (AM7)	$654,000	Customer

PM3	5 years annual maintenance & raw material supply	OPTIONAL
PM3.1	Annual supply of Raw Material for additional of 100,000 eVisa stickers	July 1st	Full Payment upon order. Order and payment to be received annually by April 1st.	$801,000
PM3.2	Annual Maintenance Price - after the 1 year warranty	July 1st	Full Payment upon order. Order and payment to be received annually by July 1st	$455,000

Apéndice C: Lista de materiales (BOM) y precios

1. Sistema de control eBorder

Característica	CANT.
Puesto de control de fronteras - PC y sistema operativo, Lector OCR con lector ePassport + validador de características de seguridad - Cámara de retratos iCAD + iluminación Software - SW de captura de datos - SW de identificación de huella dactilar 1:1 - Login biométrico de cliente VPN Client y puestos de trabajo - Personalización del SW de captura de datos	30
modernizacion a scanner de 4 huellas	30
MagnaTM - software del sistema de control de fronteras • Autenticación de pasaporte y ePassport • Validación de documentos de viaje	1
Interfaz con otros sistemas (por ejemplo: AFIS), - Se supone que las interfaces están basadas en servicios WEB - Precio por interfaz adicional	2
MagnaTM - Control de fronteras PRINCIPAL - Centro de datos - Licencias de baso de datos Oracle - Localización + personalización	1
Centro de datos, control eBorder - servidores principales - Almacenamiento para 1.000,000 de transacciones, copia de respaldo - VPN del firewall del enrutador	1
MagnaTM - Servidor del sitio de control de frontera - Para 4 aeropuertos internacionales y puerto marítimo - Licencias de baso de datos Oracle - Localización + personalización	4
Magna AFIS integrado: 1:N motor de búsqueda, por registros OTI recomienda usar una solución integrada y confiable durante todo el proceso. Este sistema puede asegurar la confidencialidad de los registros, incluyendo el requerimiento de examinar titulares de pasaportes de países diferentes. - Incluye: Hardware AFIS: servidores de adaptación con capacidad de expansión - Instalación, formación, asimilación, documentación	500,000
1 año de servicio para AFIS, nivel 2 y 3 (x años)	1
1 año de soporte (3er nivel), sin incluir las opciones	1
Definición de los requerimientos del sistema, diseño y confirmación	1
Reglas comerciales de registro y flujo de trabajo	1
Sitio central de inspección: durante el proceso de preparación del edificio en Panamá	1
Integración del sistema	1
Instalación y formación	1
Programa de pruebas de aceptación (ATP)	1
Soporte local de DBA (suponiendo compartir con el sistema de control eBorder)	0.5
SYS Admin Local support (assuming sharing with the eBorder Control System)	0.5
Documentación (castellano)	1
Gestión del proyecto	1
Precio total Price del sistema de control eBorder (el precio incluye todos los ítems anteriores)	$ 3,803,499

1. Características opcionales	CANT.	Precio Unit. Opción
Opcional - Actualización del escaner de huellas dactilares a 4 dedos	1	$ 5,210
Opcional: Centro de datos, Control eBorder -Servidores DRS - Almacenamiento para 1.000.000 aplicaciones, - Copia de respaldo - VPN del firewall del enrutador	1	$ 202,260
Opcional: MagnaTM - Sitio de recuperación de desastres del control de fronteras (DRS) - Licencias de base de datos Oracle - Localización + Personalización	1	$ 86,690
Optional: CCTV Camera system monitoring the Border Control stations - For 4 international ports, total 100 stations - Cameras, Central display system, Recording for 7 days - Installation, training & support for 1 year	100	$ 1,260
Opcional: Alternativa A - AFIS INTEGRADO: 1:N motor de búsqueda, por registros OTI recomienda usar una solución biométrica integrada y confiable para todo el proceso. Este sistema puede asegurar confidencialidad de los registros, incluyendo requerimiento de examinar titulares de pasaportes de diferentes países. - Incluye: Hardware AFIS: Servidores de adaptación con capacidad de expansión - instalación, formación, asimilación, documentación	500,000	$ 1.11
Opcional: 1 año de servicio por AFIS, nivel 2 y 3 (x años)	1	$ 88,030

2. Sistema eVisa

Característica	CANT.
eVisa Sticker - 66KB chip + Hercules Operating System, ICAO compliant - Security paper with security preprinting, Teslin inlay & Adhesive - Security features include: Security fibers, Metalic Hologram, Ultra Violet, Guilloche, OVI, Rainbow, Microtext, Preprinted serial number, ICI - Invisible Constant Information	25,000
Mobile Enrollment Station & eVisa issuing - Laptop & Operating System - OCR Reader with ePassport reader + Security features validator - Contactless smartcard reader & SAM - Portrait Camera iCAD + Illumination - Signature pad with display - Document scanner and Visa personalization printer - Ruggedize case + Backscreen kit Software - Data capturing SW - Fingerprint 1:1 Identification SW - VPN Client - Data Capturing SW Customization - Workstations biometric login Note: For redundancy, we recommend to have 2 enrollment & Visa issuing stations per each embassy	7
modernizacion a scanner de 4 huellas	7
MagnaTM - eVisa Registration and Issuing software
• Application for travel document
• Interview and affiliation (This is an oral step in the workflow, not SW feature)
• Interaction with other systems (see below)
• Issuance of travel documents (visas) - validations
• Validation of travel documents
• Inventories (of eVisa)
• Electronic recording of receipt number presented by applicant
• Personalization (Logical and physical) of eStickers
• Queries and Reports
• Monitoring travel documents (check document authenticity)
• implementing the business logic in conjunction with main System
• System Management
• Security (eSticker, fingerprint login, security policies, audit trail of all actions of operators)
1
MagnaTM - MAIN eVisa Data Center - Oracle data base licenses - Localization + Customization	1
Interface to other systems (for example: AFIS) ($174,848 per interface) - Interfaces are assumed to be based on WEB Service - Price for additional interface will be quoted separately	3
Datacenter, Main: eVisa Servers - Storage for 1,000,000 applications, - Backup - Router firewall VPN - Hardware Security Module (HSM) + Certificate Authority (CA)	1
1 Year Support (3rd level), Not including the options	1
System Requirements definitions, Design and confirmation	1
Registry business rules and workflow	1
Central site Inspection: during the building preparation process at Panama	1
System Integration	1
Installation and Training	1
Acceptance Test Program	1
DBA Local support (assuming sharing with the eBorder Control System)	0.5
SYS Admin Local support (assuming sharing with the eBorder Control System)	0.5
Documentation (Spanish)	1
Project management	1
Total Price for eVisa System (Price include all above items)	$ 2,736,501

2. Optional Features	QTY	Option Unit Price (*)
Optional - Invisible Personal Information - IPI and Shadow Image	25,000	$ 0.15
Optional - Upgrading fingerprint scanner to 4 fingers	1	$ 6,050
Optional - 6-8 hrs battery: power unit + charger	1	$ 1,840
Optional: MagnaTM - DRS eVisa Disaster Recovery Site - Oracle data base licenses - Localization + Customization	1	$ 86,690
Optional: Datacenter, DRS: eVisa Server - Storage for 1,000,000 applications, - Backup - Router firewall VPN	1	$ 202,260
Optional: Border Control station add-on for eVisa verification - eVisa reader: OCR Reader with ePassport reader + Security features validator - Finger print reader	28	$ 8,580

Resumen de los sistemas	Total
1. Sistema de control eBorder	$3,803,499
2. Sistema eVisa	$2,736,501
Total	$6,540,000

Puesto de control de fronteras - PC y sistema operativo, Lector OCR con lector ePassport  + validador de características de seguridad
- Cámara de retratos iCAD + iluminación
Software
- SW de captura de datos
- SW de identificación de huella dactilar 1:1
- Login biométrico de cliente VPN Client y puestos de trabajo
- Personalización del SW de captura de datos

Assumptions, Terms, Conditions and Comments
1	Los precios son CIF Panama, e incluyen: seguro, embarques. Todos los pagos serán en dólares EE.UU..
2	Los precios anteriores no incluyen el precio de las opciones. Los precios NO incluyen impuestos locales ni cargos aduaneros.
3	OTI formará a los instructores del cliente que formarán a los usuarios finales.

5	Precios por un mínimo de etiquetas de eVisa:	25,000
	Precio por etiqueta de eVisa para un mínimo adicional de 100.000 tarjetas:	$8.01
	Sistema eVisa: precio por mantenimiento annual adicional (no incluye opciones)	$202,400
	Sistema de control eBorder: precio por mantenimiento annual adicional (no incluye opciones)	$252,600

8	OTI se reserva el derecho de suministrar una versión similar o mejor para los ítems anteriores.
9	El cliente suministrará todos los recursos humanos para la operación del sistema (recursos humanos, guardias, etc.)
10	El cliente proveerá la infraestructure, tal como: oficinas, construcción, renovación, muebles, redes, conexión de internet, electricidad, potencia de reserva (UPS & Generator) y aire acondicionado.
11	El cliente proporcionará las redes y comunicaciones en todos los sitios y entre sitios (captura, centros)
12	El cliente proporcionará los formularios de para el registro de eVisa r. La compañía diseñará y personalizará el SW correspondiente de puesta en marcha.
13	La integración de PCs con el sistema se realizará durante el período de instalación. El cliente proporcionará el local y espacio para la preinstalación de la integración del sistema.
14	El centro de datos operará 7x24. El cliente mantendrá personal en el centro de datos durante todas las horas operacionales.

Panama - Indicative Pricing for eVisa and eBorder Control Systems

	Systems Summary	Total
2
2. eVisa System
eVisa Sticker x 25,000
Embassy: Mobile Enrollment Station & eVisa issuing
MagnaTM - eVisa Registration and Issuing software
MagnaTM - MAIN eVisa Data Center
Interface to other systems
Datacenter, Main: eVisa Server
Services: 1Y warranty, Requirement & Design, Installation, Training, Documentation, DBA & Sys Admin support & Project management
$ 2,736,501
1
1. eBorder Control System
Border Control Station x 30
MagnaTM - Border Control System software
Interface to other systems
MagnaTM - MAIN Border Control - Data Center
Datacenter, eBorder Control - Main Servers
MagnaTM - Border Control Site Server x 4
Services: 1Y warranty, Requirement & Design, Installation, Training, Documentation, DBA & Sys Admin support & Project management
$ 3,803,499
	Total	$ 6,540,000
Total Price in Words:
Six Millions, Five Hundred Thousands USD

Note: See attached for the details of each system

3	Panama - Indicative Pricing for eBorder Control Kiosk Stations - Optional

	Optional Features	QTY	Option Unit Price
eBorder Control Kiosk stations	Optional: Kiosk for quick eBorder Control (without gate) - PC, touch screen & Operating System - OCR Reader with ePassport reader + Security features validator - 1 x Fingerprint scanner - 3 x Portrait Camera + Illumination Software - Data capturing SW - Fingerprint 1:1 Identification SW - VPN Client - Data Capturing SW Customization - Kiosk user friendly interface - It is advisable to have an attendant to assist passengers 1:5 stations - Installation, training & support for 1 year	20	$ 97,380
	1 Year Support (3rd level), Not including the options	1	$308,050
	System Requirements definitions, Design and confirmation	1	$ 49,850
	Central site Inspection: during the building preparation process at Panama	1	$ 11,110
	Installation and Training	1	$ 58,640
	Acceptance Test Program (ATP)	1	$ 27,720
	Project management	1	$ 95,180

Assumptions, Terms, Conditions and Comments
1	Prices are CIF Panama, include: insurance, shipments. All received payments will be in USA Dollar.
2	Prices above do not include the price of the options. Prices do NOT include any local tax or custom.
3	OTI will train the Customer's trainers that will train the end-users.
4	Project enrolment and production length (months):	12
5	Price for additional annual maintenance (not including options)	$ 323,500

7	OTI reserves the right to provide similar or better make and model for all above items.
8	Customer will provide system operation (Human resources, electricity, guards etc)
9	Customer will provide infrastructure such as: offices, construction, renovation, furniture's, networking, internet connection, electricity, lighting, power backup (UPS & Generator) & Air Condition.
10	Customer will provide networking & communications in all sites and between sites (capture, centers)

13	The back office of the central site will be operative 7x24.
14	The central site MUST have good and reliable connection between them of min. 1 Mbps.

Appendix D: Payment Terms

TOTAL AGREEMENT VALUE				$6,997,800 ($6,540,000 + ITBMS)

Milestone	Activity/Deliverables	By Date	Comments	Amount	Performed by
PM0	Project sign & financial arrangements	20/06/11
PM0.1	Advance Payment Guarantee	20/06/11	Contractor will issue Advance Payment Guarantee to secure the Government Advance Payment	$3,500,000	Contractor
PM0.2	Performance Guarantee	20/06/11	Contractor will issue Performance Guarantee	$699,780	Contractor
PM0.3	Authorization by General Controllership	11/07/11	State will provide authorization of General Controllership		State
PM0.4	Ministry Order to Proceed	26/07/11	State will issue Order to Proceed Project (15 days after Authorization by GC)		State

PM1	Advance Payment Remittance		Down Payment of Total Agreement	$3,500,000	State
	Project Commencement - After Receiving Order & Down Payment remittance	26/07/11
AM1	Delivery of detailed System Requirements Document	18/08/11		($1,400,000)	Contractor
AM2	Delivery of detailed System Design Document	6/10/11		($1,400,000)	Contractor
AM3	Shipment of initial system	26/09/11		($700,000)	Contractor
AM4	Beginning of production of first 100 eVisa and 5 eBorder stations	22/11/11			State
AM5	Shipment of the Main System,	9/12/2011			Contractor
AM6	Final delivery of the Project	29/3/2012
AM7	Delivery of CD with the Source Code as specified in the Agreement + Acceptance	29/4/2012			State

PM2	Second Payment – Rest of payment of the object of the Contract	29/04/2012	Remainder Payment of the Total Agreement	$3,497,800	State

	Release of Performance Guarantee	29/3/2013		$699,780	State

PM3	5 years annual maintenance & raw material supply	OPTIONAL		Price (not including ITBMS)
PM3.1	Annual supply of Raw Material for additional of 100,000 eVisa stickers	July 1st	Full Payment upon order. Order and payment to be received annually by July 1st.	$801,000
PM3.2	Annual Maintenance Price - after the 1 year warranty	July 1st	Full Payment upon order. Order and payment to be received annually by July 1st	$455,000

Milestones and Payment Milestones (PMs & AMs)

PM = Payment Milestone
AM = Acknowledged Milestone

Payment Terms & Conditions

1.
All quoted prices are in US Dollar. All payments will be made in US Dollar to the Contractor ’s Bank account at the aforesaid dates of payment against invoice and no later than fourteen (14) days from each payment date, unless expressly prescribed otherwise in the Contract.

2.	Contractor will provide a Down Payment Guarantee for the down payment that shall come into effect only after actual receipt of the down payment from the State.

3.	Partial deliveries and/or shipments of milestones are allowed and will be seen, for the needs of payment, as fulfilled milestones.

4.
Each phase is dependent upon the completion of the prior phase and the appropriate payment. In the event that the completion of a phase is delayed due to Estate's actions or omissions, an extension shall be added to the following phase. If the delay is longer and over 3 weeks, then a new setup fee will be charged and new time table for implementation would be re-calculated and presented. It is noted that such delay may cause much longer plan.

5.	State will pay for ANY Tax and Handling in Panama.

6.	The prices will be adjusted annually to the American Industrial Production Index.

7.	Partial shipments of milestones are acceptable.

8.
Any dispute would not delay work on other segments that were fully paid, and will not delay payments on delivered segments. Nevertheless, Contractor has the right to halt its works in case payments are delayed for more than seven (7) days.

9.
If the State did not issue the “Goods Release Letter” within 10 business days from arrival to the Panamanian port, the State is deemed to have accepted the Goods and the Contractor  will be entitled to receive its payment from the State according to the Payment Milestone.

D - 2

	Ministry of Public Security		OTI-Panama
Signature:		Signature:
Name:		Name:
Title:		Title:

	Witness		Witness

Signature:		Signature:
Name:		Name:
Title:		Title:

D - 3

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
ID	Task Name	Duration	Start	Finish	Resource	20 Dec '10						27
					Names	T	W	T	F	S	S	M
1	Panama eVisa and border Project - Implementation Plan	442 days	Tue 26/07/11	Wed 03/04/13
2	PM-1: AR0 Contract signed, Order to Proceed and down payment received	0 days	Tue 26/07/11	Tue 26/07/11
3	Project kick-Off / Establish local base / Administration	10 days	Tue 26/07/11	Mon 08/08/11
4	Project Kick off	0 days	Tue 26/07/11	Tue 26/07/11	PANAMA,OTI
5	Project management team assignment	2 weeks	Tue 26/07/11	Mon 08/08/11	OTI,PANAMA
6	Provide preliminary specifications for Sites & Human Resources	2 weeks	Tue 26/07/11	Mon 08/08/11	OTI
7	Legal Issues	30 days	Tue 26/07/11	Mon 05/09/11
8	Legal - Arrange for import and taxation permits and adjustments	6 weeks	Tue 26/07/11	Mon 05/09/11	OTI,PANAMA
9	Initiation and Planning Phase, Extraction of needs	18 days	Tue 26/07/11	Thu 18/08/11
10	System Detailed Study, 1st phase Sites Survey & Configuration definitions	10 days	Tue 26/07/11	Mon 08/08/11	PANAMA,OTI
11	Requirements Extraction, presenting & approval of conceptual eVisa graphic	10 days	Tue 26/07/11	Mon 08/08/11	OTI,PANAMA
12	System requirements document discussion	4 days	Tue 09/08/11	Fri 12/08/11	PANAMA,OTI
13	Approve project plan (Assuming 3 days for PANAMA response)	4 days	Mon 15/08/11	Thu 18/08/11	OTI,PANAMA
14	AM-1 Requirements Signoff	0 days	Thu 18/08/11	Thu 18/08/11
15	System Design, Customization & Development Phase	35 days	Fri 19/08/11	Thu 06/10/11
16	Detailed Design Document Composition (1 week with the customer)	7 weeks	Fri 19/08/11	Thu 06/10/11	OTI
17	Detailed Design & Plan Document Review (Maybe combined with Phase-I implementation)	1 week	Fri 30/09/11	Thu 06/10/11	OTI,PANAMA
18	AM-2 Full System Detailed Design & Plan / Freeze	0 days	Thu 06/10/11	Thu 06/10/11	PANAMA,OTI
19	Infrastructure - 1st phase, Main & DRS & Sites	55 days	Tue 26/07/11	Mon 10/10/11
20	Building Infrastructure	2.5 mons	Tue 26/07/11	Mon 10/10/11	PANAMA
21	Servers Room for Main DS & DRS	2.5 mons	Tue 26/07/11	Mon 10/10/11	PANAMA
22	Air Conditioning	2.5 mons	Tue 26/07/11	Mon 10/10/11	PANAMA
23	Fire Detections and Extinguishing systems	2.5 mons	Tue 26/07/11	Mon 10/10/11	PANAMA
24	Isolated LAN	2.5 mons	Tue 26/07/11	Mon 10/10/11	PANAMA
25	VPN WAN (IPSEC compliant) including center, DRS, Embassies, Border Control Sites	2.5 mons	Tue 26/07/11	Mon 10/10/11	PANAMA
26	Lighting	2.5 mons	Tue 26/07/11	Mon 10/10/11	PANAMA
27	Telephony	2.5 mons	Tue 26/07/11	Mon 10/10/11	PANAMA
28	Electricity & Backup power (UPS + Generators)	2.5 mons	Tue 26/07/11	Mon 10/10/11	PANAMA
29	Physical security (Alarm, Cameras, Access Control, Guard force)	2.5 mons	Tue 26/07/11	Mon 10/10/11	PANAMA

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
ID	Task Name	Duration	Start	Finish	Resource	20 Dec '10						27
					Names	T	W	T	F	S	S	M
30	Booth (Lighting, Orientation, Equipment Placement)	2.5 mons	Tue 26/07/11	Mon 10/10/11	PANAMA
31	Locked secured warehouses	2.5 mons	Tue 26/07/11	Mon 10/10/11	PANAMA
32	Nation Wide Operations Established / Team / Communications / Procedures / Budget allocation / Transportation	2.5 mons	Tue 26/07/11	Mon 10/10/11	PANAMA
33	Recruit and Assign human resources to their positions	2.5 mons	Tue 26/07/11	Mon 10/10/11	PANAMA
34	Sites (review) readiness for Installations: border + embassies from remote	0 days	Mon 10/10/11	Mon 10/10/11	OTI,PANAMA
35	e-Visa Sticker Components	58 days	Tue 26/07/11	Thu 13/10/11
36	eVisa SECURED graphical design	1 week	Fri 19/08/11	Thu 25/08/11	OTI
37	Holographic Laminate graphical design	1 week	Fri 19/08/11	Thu 25/08/11	OTI
38	Graphic Design Correction Cycle and signoff	1 week	Fri 26/08/11	Thu 01/09/11	OTI,PANAMA
39	Confirm and sign the eVisa Graphic design	0 days	Thu 01/09/11	Thu 01/09/11	PANAMA
40	Hologram origination	2 weeks	Fri 02/09/11	Thu 15/09/11	OTI
41	eVisa Security pre-Printing (+customer approval of 1st batch)	2 weeks	Fri 02/09/11	Thu 15/09/11	OTI
42	Holographic Origination & Security Printing / proof & signoff	1 week	Fri 16/09/11	Thu 22/09/11	PANAMA,OTI
43	Holographic Ribbon manufacturing	4 weeks	Fri 16/09/11	Thu 13/10/11	OTI
44	eVisa Manufacturing	2 weeks	Fri 30/09/11	Thu 13/10/11	OTI
45	Purchase Documents Raw Materials	2.5 mons	Tue 26/07/11	Mon 10/10/11	OTI
46	Initial eVisa and eBorder control system / IT and Equipment	95 days	Tue 26/07/11	Mon 05/12/11
47	Procurement procedures for 1st Phase Systems & Peripherals	3 weeks	Tue 26/07/11	Mon 15/08/11	OTI
48	Supply of Integration Servers and OTI integration AFIS	3 weeks	Tue 09/08/11	Mon 29/08/11	OTI
49	Integration of Integration Server (s)	2 weeks	Tue 30/08/11	Mon 12/09/11	OTI
50	Supply of Basic Peripherals	3 weeks	Tue 09/08/11	Mon 29/08/11	OTI
51	Manufacture & Integrate of 4 MRS	2 weeks	Tue 30/08/11	Mon 12/09/11	OTI
52	First workflow - System Customization, Manufacturing, Integration & Testing	16 weeks	Tue 26/07/11	Mon 14/11/11	OTI
53	AM-3 Shipment & release from customs of the system	2 weeks	Tue 13/09/11	Mon 26/09/11	OTI
54	Shipment & release from customs of Interim eVisa needs (Diplomatic courier)	1 week	Fri 07/10/11	Thu 13/10/11	OTI,PANAMA
55	On site integration	1.5 weeks	Fri 14/10/11	Tue 25/10/11	OTI,PANAMA
56	Teams Training	1 week	Tue 15/11/11	Mon 21/11/11	PANAMA,OTI
57	AM-4 First Official eVisa issued / Commence data collection	1 week	Tue 22/11/11	Mon 28/11/11	PANAMA,OTI
58	Initial eVisa and eBorder control system - Acceptance	0 days	Mon 28/11/11	Mon 28/11/11	PANAMA,OTI

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
ID	Task Name	Duration	Start	Finish	Resource	Dec '10						27
					Names	T	W	T	F	S	S	M
59	Travel & Installation (Enrollment @ embassy, eBorder, Integration server)	1 week	Tue 29/11/11	Mon 05/12/11	PANAMA,OTI
60	Initial eVisa and eBorder control system Installed and operative (2 embassies and 2 border control stations)	0 weeks	Mon 05/12/11	Mon 05/12/11	PANAMA,OTI
61	eVisa Issuing & border Systems - Deployment	93 days	Tue 18/10/11	Thu 23/02/12
62	Continues eVisa & consumables shipments & release from customs	16 weeks	Tue 18/10/11	Mon 06/02/12	OTI
63	Additional 2 Embassies release from customs, integrated & start to issue new eVisa	1 week	Fri 23/12/11	Thu 29/12/11	PANAMA,OTI
64	Additional 3 Embassies release from customs, integrated & start to issue new eVisa	1 week	Fri 03/02/12	Thu 09/02/12	PANAMA,OTI
65	eBorder: Initial 5 stations start to check the new eVisa	1 week	Fri 03/02/12	Thu 09/02/12	OTI,PANAMA
66	eBorder: Additional 10 stations start to check the new eVisa	1 week	Fri 10/02/12	Thu 16/02/12	PANAMA,OTI
67	eBorder: Additional 15 stations start to check the new eVisa	1 week	Fri 17/02/12	Thu 23/02/12	PANAMA,OTI
68	IT and Equipment - Main Site	122 days	Fri 19/08/11	Mon 06/02/12
69	Fine tune IT Design & BOM	2 weeks	Fri 19/08/11	Thu 01/09/11	OTI
70	Procurement procedures	2 weeks	Fri 26/08/11	Thu 08/09/11	OTI
71	Peripherals (PC's, FP Scanners, Printers, gates etc.)/direct to customer	8 weeks	Fri 09/09/11	Thu 03/11/11	OTI
72	Servers & Peripherals Supply	8 weeks	Fri 09/09/11	Thu 03/11/11	OTI
73	Servers / System Integration	5 weeks	Fri 04/11/11	Thu 08/12/11	OTI
74	IT Training in Israel	1 week	Fri 02/12/11	Thu 08/12/11	OTI,PANAMA
75	AM-5 Servers & Peripherals Shipment & release from customs	3 weeks	Fri 09/12/11	Thu 29/12/11	OTI
76	System SW development	8 weeks	Tue 15/11/11	Mon 09/01/12	OTI
77	Integration on Site (HW & SW)	2 weeks	Tue 10/01/12	Mon 23/01/12	OTI,PANAMA
78	On site IT training & manuals supply	2 weeks	Tue 10/01/12	Mon 23/01/12	OTI,PANAMA
79	Phase-I SW Integration & Testing	2 weeks	Tue 24/01/12	Mon 06/02/12	OTI,PANAMA
80	Phase-I System Ready (Most Functionality)	0 days	Mon 06/02/12	Mon 06/02/12	OTI,PANAMA
81	Complete System	289 days	Fri 24/02/12	Wed 03/04/13
82	System update to meet design + Testing	5 weeks	Fri 24/02/12	Thu 29/03/12	OTI,PANAMA
83	AM-6 Complete system acceptance	0 days	Thu 29/03/12	Thu 29/03/12	PANAMA,OTI
84	AM7- Delivery of CD with the Source Code	0 days	Thu 29/03/12	Thu 29/03/12
85	Phase-I System ready (All Functionality)	0 days	Thu 29/03/12	Thu 29/03/12	PANAMA,OTI
86	1 Year Support (3rd Level)	12 mons	Fri 30/03/12	Wed 03/04/13

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
27 Dec '10							03 Jan '11							10 Jan '11							17 Jan '11							24 Jan '11							31 Jan '11							07 Feb '11
M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
27 Dec '10							03 Jan '11							10 Jan '11							17 Jan '11							24 Jan '11							31 Jan '11							07 Feb '11
M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
27 Dec '10							03 Jan '11							10 Jan '11							17 Jan '11							24 Jan '11							31 Jan '11							07 Feb '11
M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
		14 Feb '11							21 Feb '11							28 Feb '11							07 Mar '11							14 Mar '11							21 Mar '11							28 Mar '11
S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
		14 Feb '11							21 Feb '11							28 Feb '11							07 Mar '11							14 Mar '11							21 Mar '11							28 Mar '11
S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
		14 Feb '11							21 Feb '11							28 Feb '11							07 Mar '11							14 Mar '11							21 Mar '11							28 Mar '11
S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
				04 Apr '11							11 Apr '11							18 Apr '11							25 Apr '11							02 May '11							09 May '11							16 May
T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
				04 Apr '11							11 Apr '11							18 Apr '11							25 Apr '11							02 May '11							09 May '11							16 May
T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
				04 Apr '11							11 Apr '11							18 Apr '11							25 Apr '11							02 May '11							09 May '11							16 May
T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
May '11						23 May '11							30 May '11							06 Jun '11							13 Jun '11							20 Jun '11							27 Jun '11
T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
May '11						23 May '11							30 May '11							06 Jun '11							13 Jun '11							20 Jun '11							27 Jun '11
T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
May '11						23 May '11							30 May '11							06 Jun '11							13 Jun '11							20 Jun '11							27 Jun '11
T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
04 Jul '11							11 Jul '11							18 Jul '11							25 Jul '11							01 Aug '11							08 Aug '11							15 Aug '11
M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
	04 Jul '11							11 Jul '11							18 Jul '11							25 Jul '11							01 Aug '11							08 Aug '11							15 Aug '11
S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
04 Jul '11								11 Jul '11							18 Jul '11							25 Jul '11							01 Aug '11							08 Aug '11							15 Aug '11
S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
			22 Aug '11							29 Aug '11							05 Sep '11							12 Sep '11							19 Sep '11							26 Sep '11							03 Oct '11
F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

ppendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mp
p
			22 Aug '11							29 Aug '11							05 Sep '11							12 Sep '11							19 Sep '11							26 Sep '11							03 Oct '11
F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
			22 Aug '11							29 Aug '11							05 Sep '11							12 Sep '11							19 Sep '11							26 Sep '11							03 Oct '11
F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
					10 Oct '11							17 Oct '11							24 Oct '11							31 Oct '11							07 Nov '11							14 Nov '11							21
W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
11					10 Oct '11							17 Oct '11							24 Oct '11							31 Oct '11							07 Nov '11							14 Nov '11							21
W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
11					10 Oct '11							17 Oct '11							24 Oct '11							31 Oct '11							07 Nov '11							14 Nov '11							21
W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
21 Nov '11							28 Nov '11							05 Dec '11							12 Dec '11							19 Dec '11							26 Dec '11							02 Jan '12
M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
21 Nov '11							28 Nov '11							05 Dec '11							12 Dec '11							19 Dec '11							26 Dec '11							02 Jan '12
M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
21 Nov '11							28 Nov '11							05 Dec '11							12 Dec '11							19 Dec '11							26 Dec '11							02 Jan '12
M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
		09 Jan '12							16 Jan '12							23 Jan '12							30 Jan '12							06 Feb '12							13 Feb '12							20 Feb '12
S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
		09 Jan '12							16 Jan '12							23 Jan '12							30 Jan '12							06 Feb '12							13 Feb '12							20 Feb '12
S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
		09 Jan '12							16 Jan '12							23 Jan '12							30 Jan '12							06 Feb '12							13 Feb '12							20 Feb '12
S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
				27 Feb '12							05 Mar '12							12 Mar '12							19 Mar '12							26 Mar '12							02 Apr '12							09 Apr
T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
				27 Feb '12							05 Mar '12							12 Mar '12							19 Mar '12							26 Mar '12							02 Apr '12							09 Apr
T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
				27 Feb '12							05 Mar '12							12 Mar '12							19 Mar '12							26 Mar '12							02 Apr '12							09 Apr
T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
Apr '12						16 Apr '12							23 Apr '12							30 Apr '12							07 May '12							14 May '12							21 May '12
T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
Apr '12						16 Apr '12							23 Apr '12							30 Apr '12							07 May '12							14 May '12							21 May '12
T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
Apr '12						16 Apr '12							23 Apr '12							30 Apr '12							07 May '12							14 May '12							21 May '12
T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
	28 May '12							04 Jun '12							11 Jun '12							18 Jun '12							25 Jun '12							02 Jul '12							09 Jul '12
S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
28 May '12								04 Jun '12							11 Jun '12							18 Jun '12							25 Jun '12							02 Jul '12							09 Jul '12
S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
	28 May '12							04 Jun '12							11 Jun '12							18 Jun '12							25 Jun '12							02 Jul '12							09 Jul '12
S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
			16 Jul '12							23 Jul '12							30 Jul '12							06 Aug '12							13 Aug '12							20 Aug '12							27 Aug '12
F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
			16 Jul '12							23 Jul '12							30 Jul '12							06 Aug '12							13 Aug '12							20 Aug '12							27 Aug '12
F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
			16 Jul '12							23 Jul '12							30 Jul '12							06 Aug '12							13 Aug '12							20 Aug '12							27 Aug '12
F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
'12					03 Sep '12							10 Sep '12							17 Sep '12							24 Sep '12							01 Oct '12							08 Oct '12							15
W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
'12					03 Sep '12							10 Sep '12							17 Sep '12							24 Sep '12							01 Oct '12							08 Oct '12							15
W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
'12					03 Sep '12							10 Sep '12							17 Sep '12							24 Sep '12							01 Oct '12							08 Oct '12							15
W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
15 Oct '12							22 Oct '12							29 Oct '12							05 Nov '12							12 Nov '12							19 Nov '12							26 Nov '12
M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
15 Oct '12							22 Oct '12							29 Oct '12							05 Nov '12							12 Nov '12							19 Nov '12							26 Nov '12

M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
15 Oct '12							22 Oct '12							29 Oct '12							05 Nov '12							12 Nov '12							19 Nov '12							26 Nov '12
M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
		03 Dec '12							10 Dec '12							17 Dec '12							24 Dec '12							31 Dec '12							07 Jan '13							14 Jan '13
S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
		03 Dec '12							10 Dec '12							17 Dec '12							24 Dec '12							31 Dec '12							07 Jan '13							14 Jan '13
S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
		03 Dec '12							10 Dec '12							17 Dec '12							24 Dec '12							31 Dec '12							07 Jan '13							14 Jan '13
S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
				21 Jan '13							28 Jan '13							04 Feb '13							11 Feb '13							18 Feb '13							25 Feb '13							04 Mar
T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
				21 Jan '13							28 Jan '13							04 Feb '13							11 Feb '13							18 Feb '13							25 Feb '13							04 Mar
T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
				21 Jan '13							28 Jan '13							04 Feb '13							11 Feb '13							18 Feb '13							25 Feb '13							04 Mar
T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
Mar '13						11 Mar '13							18 Mar '13							25 Mar '13							01 Apr '13							08 Apr '13							15 Apr '13
T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
Mar '13						11 Mar '13							18 Mar '13							25 Mar '13							01 Apr '13							08 Apr '13							15 Apr '13
T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix E - Project Implementation Plan Phase1_EN_2011 06 20_(Final).mpp
Mar '13						11 Mar '13							18 Mar '13							25 Mar '13							01 Apr '13							08 Apr '13							15 Apr '13
T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S	M	T	W	T	F	S	S

Critical	Finish-only	Manual Summary
Critical Split	Duration-only	Project Summary
Critical Progress	Baseline	External Tasks
Task	Baseline Split	External Milestone
Split	Baseline Milestone	Inactive Task
Task Progress	Milestone	Inactive Milestone
Manual Task	Summary Progress	Inactive Summary
Start-only	Summary	Deadline

Appendix F – Project Management Plan

This document defines the METHODOLOGY for Project Management of  the Project  and supplements the Agreement signed between the Ministry of Public Security of the Republic of Panama (the ”STATE”) and OTI Panama S.A. (the “CONTRACTOR” and the “Agreement” respectively), as per the Agreement signed between the STATE and the CONTRACTOR.

1.	The STATE shall appoint a Government Project Manager (GPM”) with full powers and authority to represent the STATE in all matters regarding the implementation of the Project and the Agreement.

2.
The CONTRACTOR shall appoint the CONTRACTOR’s Project Manager (CPM”) with full powers and authority to represent the CONTRACTOR in all matters regarding the Project and the Agreement and to manage, control, supervise and direct the Project and the performance of the Agreement by both parties, including the financial, administrative, operational and the technological aspects.

3.	Except otherwise provided, all instructions, communications and orders from either party to the other party shall be given by the respective project manager.

4.
All works carried out under the Agreement shall be under the joint supervision of both the STATE’s PM and CONTRACTOR’s PM, provided however that the CONTRACTOR’s PM shall be deemed senior, and that in case of any disagreement or controversy between the Project Managers, it shall be settled by the Project Steering Committee (see below).

4.1.
If the CONTRACTOR, without undue delay after any decision or instruction otherwise than in writing, being given, requires such decision or instruction to be confirmed in writing by the STATE’s PM, such decision or instruction shall not be effective until written confirmation thereof has been received by the CONTRACTOR; and

4.2.
If the CONTRACTOR disputes or questions any of the STATE’s PM’s instructions, it may give a written notice to the STATE’s PM, within seven (7) days after receiving any such instruction of the STATE’s PM. The CONTRACTOR shall give its reasons for contesting the decision of the STATE’s PM.

5.
Each of the Project Managers may, from time to time, delegate to any senior officer of the STATE or of the CONTRACTOR, as the case may be, any of the powers, discretion, functions and authorities vested in him and may at any time revoke any such delegation. Any such delegation or revocation shall be in writing and in case of delegation shall specify the powers, discretion, functions and authorities thereby delegated. No such delegation or revocation shall have affect on the other party unless it has been informed thereof in writing.

6.
Each of the Project Managers and the CONTRACTOR’s staff shall be granted by the STATE full access to all the relevant premises, including governmental facilities and premises, as shall be required, according to the CONTRACTOR’s PM, in order to perform any phase of the Project.

7.
Immediately after the Project Activation, the STATE will assign the GPM. The Government will establish a team which will include (at least) a member or  members which has/have the following functions and decision making authority:

•	Principal Secretary of the Ministry under which the Project is conducted;

•	A STATE’s National IT Manager/Advisor;

•	A Project Controller;

•	A Legal Advisor;

•	A Logistics Officer.

•	Operations manager

The GPM will be responsible for fulfilling the entire obligations of the STATE under the terms and conditions of the Agreement, and will cooperate closely with the CONTRACTOR’s Project Manager (“CPM”), assisting it to fulfill the CONTRACTOR’s obligations, which are set in the Agreement.

The GPM and the CPM will conduct periodical meetings, in which the progress of the project will be presented and discussed, and difficulties will be resolved.

8.
The CONTRACTOR and the STATE each in its side will establish mutual Project Steering Committees ("PSC") which will include the national and CONTRACTOR executives respectively. The PSCs will carry meetings on a need bases to monitor the Project's progress, define future strategy and try to resolve major obstacles which were not resolved by the CPM and GPM.

9.
With commencement of the project the CONTRACTOR will supervise the operations and will take the responsibility of training the Government to manage the operations. With the completion of the training the operations will go through a transition period were the Government shall take over operational responsibilities in their entirety with close monitoring of the CONTRACTOR, this period is expected to last 4-5 month. At the conclusion of this period the operations will go into the commercial on going stage of service and maintenance with remote monitoring of the CONTRACTOR.

10.	The GPM must take the following actions in advance:

•
Establish the team to plan, execute, control and monitor nationwide operations and report relevant information to the  CPM and the GPM during the implementation phase and to the GPM during the project phase

•
Prepare the technology team, a group of top experts on national level which will closely cooperate with the CONTRACTOR’s designers during the design phase to develop processes, during the implementation phase to implement the processes and will follow in their assimilation after the implementation phase.

•	Prepare a logistics post to deal with all the shipments arriving from the CONTRACTOR, release them from customs and transport them to their intended locations.

•
Prepare a operations post to prepare all Offices infrastructure (buildings, furnishing, cubicles, lighting, network, network security, telephony, fire safety, air-conditioning, electricity, backup power, lighting, physical security of building and people) to accommodate with the proposed solution

•	Prepare an integration Office for the collection of equipment and goods for the integration of the equipment and its distribution to the different Offices

•	Establish a response center team to deal with service calls nation and international wide.

•	Prepare the means for transportation and communications between team members and sites.

F - 2

•	Prepare the management the operators and the key people to monitor the operations on daily bases in each Office nation wide and in the embassy’s.

•	Make the necessary means for efficient communication between the CPM and the GPM and the Government offices

•	Prepare the transportation means to the different locations during the implementation phase.

•	Deal with physical security means for the teams

•	Have direct legal advice for key legal issues related to; business relations, logistics, procurement and operations of the project.

•	Allocate the budgets necessary for the release of goods from customs and carry on operations on national and international level.

F - 3

Appendix G – Format of Forms

A.	This Appendix contains agreed formats of the following forms:

1.	Format of the “Change Request Form”
2.	Format of the “Milestone Delivery - Acceptance ertificate”

B.	Use of the specified forms:

1.	Format of the Milestone Delivery - Acceptance Certificate:

❖	This certificate should be issued by the STATE in favor of the CONTRACTOR, immediately upon the delivery of each Milestone.

2.	Format of the Change Request Form:

❖
This form should be filled in and forwarded by the STATE to the CONTRACTOR, in any case that the STATE requests a change in the proposed system, in relation to the signed Agreement between the parties.

1.           Format of Milestone Delivery – Acceptance Certificate

Milestone Delivery - Acceptance Certificate

The STATE hereby confirms, according to the Agreement signed between the STATE and the CONTRACTOR, that the CONTRACTOR has completed successfully and satisfactory all its delivery obligations to be performed under Milestone ______________________, all as per defined in the Scope of Work (SOW).

For and of behalf of the STATE:

____________________________                                                                                     _____________________
    Full Name, Title, Seal                                                                                                       Date

2.           Format of Change Request Form (CRF)

Change Request Form (CRF)

Part 1 – the Change Request

To:	__________________

From:	__________________

CC:	__________________

Date:	__________________

Short Description: __________________________________________________

CR Number:			CR Date of Preparation:
Original Version Found in:
Priority	Normal / Immediate / Urgent	Category		STATE Approval Required
Submitted By:		Name		Duty
Description:
Date Received and Recorded
Response due date

Part 2 - Response to Change Request

CR Number:
Submitted By:	Name:	Duty:
General Response:
Time Table Effects
Bill of Materials Effects
Financial Effects Breakdowns: Capital investment \ maintenance
Date of Response	Internal Routing for review and response:
Name:
STATE Response	Authorized \ Hold in View \ Abandoned
Duty	Name	Signature
	Place	Date
Accepted and Recorded By	Name	Date

G - 2

Appendix H – Maintenance Agreement

This Maintenance Agreement (the “Maintenance Agreement”) supplements the Agreement (the “Agreement “) signed between The Ministry of Public Security  of The Republic of Panama (the “STATE”) and OTI Panama S.A. . (the “CONTRACTOR”).

WHEREAS
During the Maintenance Period the CONTRACTOR shall provide the STATE with maintenance services for the Project as stated under the Agreement. This Maintenance Agreement specifies the content of these services.

NOW, THEREFORE, the parties hereby agree as follows:

1.	The Duration of the Maintenance Agreement is the same as the Agreement Duration, during which the CONTRACTOR will maintain the Project and receives agreed payments for such services.
2.	Unless the Agreement requires otherwise, capitalized terms defined herein shall have the meaning ascribed to them in the Agreement.
2.1.
Scope of Warranty and Maintenance Services. The CONTRACTOR shall provide the STATE, with support and maintenance services (the "Services") for the CONTRACTOR’s provided items of the Project including software and hardware listed in: Appendix C – Bill of Materials and Prices (“BOM”) during the Period of the Project.

2.2.
The STATE will establish a Help Desk that will receive all service calls, log them into the system and will follow up until it will be resolved. Calls for service can be initiated either by phone or by email, but must be accompanied by a written failure report and other documentation if required.

2.3.
The STATE will allocate a STATE Support manager that will manage the entire maintenance operation for the system including but not limited to the Central sites, all technicians, training and certification of the technicians, spare parts, preventive maintenance, dispatch, escalation, generate and distribute routine maintenance reports. The Help Desk will dispatch the relevant technician to the call and will escalate the problem to higher level in case it is not resolved within reasonable time.

2.4.	The STATE will provide the software tools to manage such operation. Whenever a problem is escalated to an upper level, a higher management level should be updated.
2.5.	The Services (whether rendered by the STATE, the CONTRACTOR or the CONTRACTOR’s Subcontractor, as stated below) shall include the following:
2.5.1.
Installation, testing and the implementation of standard corrections, updates, supply and installation of new versions and new releases of the software and updating of related documentation and materials to the level defined in this contract; For avoidance of any doubt, functionality upgrades and work for new releases, beyond the agreed upon requirements - are not covered by this agreement.

2.5.2.	Routine preventive maintenance, namely the maintenance of the hardware, keeping it working in good order;
2.5.3.	Rendering advice and guidance in the use and performance of the Project;
2.5.4.	Providing training for professional key personnel of the STATE and certify them to maintain the products of the Project under their responsibility so they will provide the Level 1 support.
2.6.	In this Maintenance Agreement, the levels of the support services are defined as follows:

2.6.1.
Level 1 - The initial support level responsible for basic System issues. The first job of the specialist is to gather the STATE’s information and to determine the System’s issue by analyzing the symptoms and figuring out the underlying problem. Personnel at this level have a basic to general understanding of the product or service and may not always contain the competency required for solving complex issues. Nevertheless, the goal for this group is to handle 70%-80% of the user problems before finding it necessary to escalate the issue to a higher level.

2.6.2.
Level 2 - a more in-depth technical support level than L1 containing experienced and more knowledgeable personnel on a particular product or service. Technicians in this realm of knowledge are responsible for assisting L1 personnel to solve basic technical problems and for investigating elevated issues by confirming the validity of the problem and seeking for known solutions related to these more complex issues. If a problem is new and/or personnel from this group cannot determine a solution, they are responsible for escalating this issue to the L3 technical support group. In addition, many companies may specify that certain troubleshooting solutions be performed by this group to help ensure the intricacies of a challenging issue are solved by providing experienced and knowledgeable technicians. This may include, but is not limited to onsite installations or replacements of various hardware components, software repair, diagnostic testing, and the utilization of remote control tools used to take over the user’s machine for the sole purpose of troubleshooting and finding a solution to the problem.

2.6.3.
Level 3 - These individuals are experts in their fields and are responsible for not only assisting both L1 and L2 personnel, but with the research and development of solutions to new or unknown issues. L3 experts have the same responsibility as L2 technicians in reviewing the work order and assessing the time already spent with the STATE so that the work is prioritized and time management is sufficiently utilized. If it is at all possible, the technician will work to solve the problem with the STATE as it may become apparent that the L1 and/or L2 technicians simply failed to discover the proper solution. Upon encountering new problems; however, L3 expert must first determine whether or not to solve the problem and may require the STATE’s contact information so that the technician can have adequate time to troubleshoot the issue and find a solution. In some instances, an issue may be so problematic to the point where the product cannot be salvaged and must be replaced.

2.6.4.
Level 4 - Rrepresents an escalation point beyond the organization to the CONTRACTOR. In some extreme problems are also sent to the original developers for in-depth analysis. If it is determined that a problem can be solved, this group is responsible for designing and developing one or more courses of action, evaluating each of these courses in a test case environment, and implementing the best solution to the problem. Once the solution is verified, it is delivered to the STATE and made available for future troubleshooting and analysis.

2.7.	The Maintenance and Support Services hall be given as set force in the following table;

Support Level	Location / Responsibility	Response Time	Day time
Level 1 (L1)	STATE operators at all operational sites	Immediate conditional on technician availability and severity	During Operation hours
Level 2 (L2)	STATE technicians at all operational sites	Immediate conditional on technician availability and severity else 8 hours	During Operation hours
Level 3 (L3)	CONTRACTOR experts at Main (and/or Disaster Recovery Centers when option of this feature is acquired)	8 hours Provided between Monday through Friday, excluding Saturdays, Sundays and national holidays	24 x 5 days
Level 4 (L4)	CONTRACTOR R&D at corporate site	Provided between Monday through Friday, excluding Saturdays, Sundays and national holidays	Normal operations hours

3.	Remedial Support
3.1.	For Level 3 - the services set forth above shall be provided between Monday through Friday, excluding Saturdays, Sundays and national holidays (the "Support Hours").
3.2.
For Level 3 - Upon receipt of a written report from the STATE (by email) of any malfunction of the System within the Support Hours, the CONTRACTOR’s call center shall reply to the STATE with a confirmation of acceptance. The CONTRACTOR shall provide the STATE with basic technical support feedback by telephone ("Callback Support"). This session and others must be ended automatically and then escalated automatically to the second level. It is customary that whenever a problem is escalated a higher management level is updated.

3.3.
In the event Callback Support is not sufficient and the resolution of the reported defect or malfunction requires further means, the CONTRACTOR call center shall coordinate to dispatch the CONTRACTOR’s Contractor’s personnel to the STATE's site.

3.4.
Where the CONTRACTOR or CONTRACTOR’s Contractor is not able to resolve and remedy the reported defect or malfunction or successfully implement a temporary correction or bypass within the Repair Time, the CONTRACTOR shall, without delay, engage the services of its headquarter expert engineers to resolve the defect or malfunction and/or effect a temporary correction or bypass.

3.5.	The CONTRACTOR will be not responsible for any costs or losses resulting from a delay related to the repair time.

4.	The STATE's Responsibilities
4.1.	The STATE shall ensure that proper environmental conditions (to be specified during the design phase) are provided for the Project Duration and shall be maintained in good condition.
4.2.
The STATE shall provide the CONTRACTOR and its representative’s reasonable access to any of the STATE's sites, at which the Project or any of its items are located, and to the STATE's data and any other relevant information to enable the CONTRACTOR to render the Services.

4.3.
The STATE shall not make any modifications to the products of the Project without the CONTRACTOR's prior written consent and shall not attempt to adjust, repair or maintain the Project nor request, permit or authorize any person other than the CONTRACTOR or persons approved by the CONTRACTOR to carry out adjustments, repair or maintenance to the Project. If such action will be identified then the CONTRACTOR’s warranty and services will not cover that item/s the CONTRACTOR shall not be responsible to any consequence and it will be repaired on time and material base. For avoidance of doubt; warranty is void if the software was changed from its original form.

4.4.	The STATE shall promptly notify the CONTRACTOR, in a written report, if the Project or any of the items or parts thereof requires service or are not operating correctly.
4.5.
The STATE shall periodically perform, maintain and test backup for all data and other information contained in or related to the Project, and the CONTRACTOR shall not be responsible for any loss of such data or any part thereof.

4.6.	The STATE shall operate the Project in a prudent manner in accordance with instructions or the advice of the CONTRACTOR.

4.7.	The STATE certified technical team shall be responsible to carry out Level 1 support activities, as described hereinabove.
4.8.	The STATE certified technical team shall be responsible to carry out service and maintenance tasks as defined by the CONTRACTOR on timely bases.
4.9.
It is agreed that during the duration of the Project, the STATE will provide qualified system administrators, qualified database administrators and IT technicians in quantities and qualifications as specified in Appendix B – SOW attached to the Agreement. Those personnel will support the supplied system and should work per the CONTRACTOR instructions.

Appendix I: Liability, Indemnification, Insurance

This Appendix I (“Appendix”) supplement the Agreement (“Agreement”) signed between the Ministry of Public Security  of the Republic of Panama (the “STATE”) and OTI Panama S.A. (the “CONTRACTOR”). Capitalized terms shall have the meaning as defined in the Agreement, unless expressly defined otherwise in this Appendix.

1.
In no event shall either party be liable to the other party for loss of data, loss of profits, loss of contracts or for indirect, incidental, special or consequential damages. This limitation and exclusion of liability shall apply regardless of whether the liability claim is based on breach of contract, breach of warranty, negligence, strict liability, tort, by way of indemnity or other legal theory, and shall also apply for the benefit of employees, agents and subcontractors of either party.

2.
The parties agree that the warranties expressly given in the Agreement are in lieu of and exclude all other terms, representations, conditions or warranties, express or implied by statute, law or otherwise as to the quality, merchantability or fitness for any particular purpose of the System subject matter of the Agreement (the “System”).

3.
Other than the specific warranties provided herein, any statement, condition or warranty, express or implied, statutory or otherwise, as to the quality, merchantability, or suitability or fitness for any particular purpose of the System is hereby disclaimed, and the CONTRACTOR shall not be liable to the STATE or to any other persons for loss or damage (whether direct or consequential) arising directly or indirectly in connection with the use or performance of the System or any modification, variation or enhancement thereof, and any Documentation or training relating thereto.

4.
The total liability of the CONTRACTOR for any one claim by the STATE will be limited to the price paid for the System, actually received by the CONTRACTOR in connection with the sale of the System to the STATE.

5.
The STATE shall indemnify and hold the CONTRACTOR harmless against all claims, damages and liabilities asserted by any person or entity resulting directly or indirectly from any breach or negligence by the STATE, or by any of its employees or agents, of the Agreement or of any warranty or representation of the STATE contained herein or made in connection herewith. Such exposure to risk shall include payment of reasonable attorneys’ fees and other costs incurred by the CONTRACTOR in defending such claims.

6.
The STATE shall purchase and maintain, at its own expense, insurance cover for all conventional risks on the System’s equipment, hardware and software, the Deliverables, tangibles, intangibles, and other property, and keep each part thereof insured for its full replacement value which also includes cost of dismantling, erection, customs and import duties, sales and other taxes, if any. The STATE shall also maintain adequate insurance cover for all risks of death of or injury to persons arising of the implementation of the Agreement. It is hereby clarified that the level of insurance shall be determined at the STATE’s own discretion, provided however that the STATE shall bear the full and sole responsibility for any damages arising out of any lack of insurance.

THE STATE	THE CONTRACTOR

APPENDIX J: Mutual Confidentiality Agreement

This Appendix is a supplement of the Agreement signed

Between

On Track Innovations Ltd., a Company established and registered under the laws of the State of Israel and its subsidiary, OTI Panama S.A., a Panamanian Company established and registered under the laws of the Republic of Panama, both of Z.H.R. - Industrial Zone, Rosh-Pina 12000 Israel (“OTI”)

And

The Ministry of Public Security of the Republic of Panama

of ________________________(the “STATE”)

Whereas
OTI has developed and is the sole owner of certain proprietary technology relating in particular to contactless smart cards, contacless smart card based products and cotnactless smart card readers; and

Whereas	both parties wish to exchange certain confidential information for the purpose of establishing a business relationship between the parties ("the purpose");

Now Therefore the parties have agreed as follows:

1.	In this Agreement:

1.1	the term “Discloser” means a party to this Agreement disclosing Confidential Information to the other party.

1.2	The term “Recipient” means a party to this Agreement receiving Confidential Information from the other party.

1.3
The term “OTI’s Technology” means certain proprietary technology relating in particular to contactless smart cards and readers of which OTI is the sole owner includes all derivatives, improvements and enhancements of such technology.

1.4
the term “Confidential Information” means any and all information, including information disclosed orally, relating to the Discloser’s proprietary technology or business made available by the Discloser to the Recipient including, without limitation, information, data, know-how, formulas, concepts, tests, drawings, specifications, applications, designs and trade secrets, past, current and planned development or experimental work, information and data relating to the Discloser’s products, design methodology, engineering and manufacturing processes and related equipment, suppliers, sales, customers, customers lists, current and anticipated customers requirements, market studies, business operations and plans, financial situations, financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, members, employees, training techniques, systems and business structures, and investors and any notes, memoranda, studies, summaries, analyses, compilations or any other writings relating thereto prepared by the Discloser or the Recipient or on such party’s behalf, provided that such information is in writing or other tangible form and is clearly marked as “proprietary” or “confidential” when disclosed to the Recipient; or if such information is not in tangible form, that (i) such information is identified as “proprietary” or “confidential” when disclosed and summarized in a written document which is marked “proprietary” or “confidential” and is delivered to the Recipient within 30 (thirty) days after date of disclosure; or (ii) is deemed “proprietary” or “confidential” if such information is known or reasonably should be known by the Recipient to be “confidential” or “proprietary”. Without derogating from the generality of the above, Confidential Information shall include all information, data and know-how relating to OTI’s Technology or information of third parties as to which OTI has an obligation of confidentiality.

2.	Recipient undertakes to maintain as fully confidential:

2.1	all the Discloser’s Confidential Information and not to disclose, divulge or use same, directly or indirectly, save exclusively for the purposes for which it was disclosed to the Recipient.

2.2
the existence of this Agreement, or any details relating to the Discloser, its business or its Confidential Information, or the fact that negotiations or discussions between the parties have taken or are taking place, or the terms and conditions on which any possible arrangements or agreements between the parties may take or might have taken place, unless otherwise agreed in writing between the parties.

3.	The restrictions of use and disclosure set forth in this agreement shall not apply to any Confidential Information which Recipient can demonstrate based on reliable evidence:

3.1	was already known to the Recipient at the time such information was received from the Discloser;

3.2	after it is disclosed, became available to the general public, through no breach of a confidentiality undertaking towards the Discloser;

3.3	after it is disclosed, is at any time lawfully obtained by the Recipient from any other person, firm or company having no obligation not to disclose it.

3.4	is independently developed by the Recipient without the benefit of, or reference to, the Discloser’s Confidential Information

3.5
is required to be disclosed by the Recipient by applicable law, regulation or court order; provided that the Recipient shall first give ten (10) days prior written notice (unless violating a judicial order or law) to the Discloser of the requirement for such disclosure and co-operate through all reasonable and legal means, at the Discloser’s expense, in any attempts by the Discloser to prevent or otherwise restrict disclosure of such Confidential Information. The Recipient shall limit disclosure to the minimum required.

4.	In order to secure the confidentiality of the Confidential Information the Recipient shall:

4.1
safeguard the Confidential Information of the Discloser with at least the same degree of care as it uses for its own Confidential Information, and in any event no less than a reasonable degree of care for the relevant type of Confidential Information and without derogating from the generality of the above, shall keep the Confidential Information in a safe and separate place .

4.2
limit access to the Confidential Information only to those of the Recipient’s affiliates and employees to whom disclosure is necessary for the purposes hereof provided that all such affiliates and employees which may have access to the Confidential Information are under a confidentiality undertaking towards the Recipient  , to maintain the Confidential Information as fully confidential and not to disclose, divulge or use same, directly or indirectly, but for the purposes of carrying out their duties towards the Recipient. . For avoidance of doubt, the Recipient will assume responsibility for any breach of the terms of this Agreement by any person, including without limitations   Recipient’s affiliates and employees.

5.
At the Discloser’s request, Recipient shall forthwith return to the Discloser all Confidential Information in written and tangible form which is in Recipient’s or Recipient’s employees’ possession or under their control and not retain any copies of it.

6.
The disclosure of Confidential Information or its use hereunder shall not be construed in any way as granting either party any right or license with respect to the Confidential Information (or, in particular, OTI’s Technology) other than the right to use Confidential Information strictly for the Purpose.

7.
Each party hereto reserves all rights in any inventions, ideas, patents, copyrights, designs, and any other intellectual property invented or devised by it in relation to Confidential Information of such party.

8.
This Agreement shall be valid for a period of five (5) years after the later of the termination of discussions or the business relationship between the parties. A Discloser shall be entitled, in the event of a breach or non compliance by the Recipient with the provisions of Sections 2, 3 or 4 above, to terminate this Agreement with immediate effect, by means of a written notice sent by registered mail to the address stated above or facsimile with notice of proper receipt. Such termination shall be without prejudice to the Discloser’s right to demand from the Recipient indemnification for any damages, including loss of income, incurred to the Discloser due to such breach or non compliance. Any termination of this Agreement shall not derogate from the Recipient’s obligations in terms of Section 2 or 4 above.

9.
It is agreed that the unauthorized disclosure or use of any Confidential Information, which is a valuable and unique asset to the Discloser, will cause immediate or irreparable injury to the Discloser, and that the Discloser can not be adequately compensated for such injury in monetary damages. Each party therefore acknowledges and agrees that, in such event, the Discloser shall be entitled to any temporary or permanent injunctive relief necessary to prevent such unauthorized disclosure or use, or threat of unauthorized disclosure or use.

10.	No party shall be entitled to assign its rights and undertakings hereunder without the other party’s prior written approval.

11.
If any condition, term or covenant of this Agreement shall at any time be held to be void, invalid or unenforceable, such condition, covenant or term shall be construed as severable and such holding shall attach only to such condition, covenant or term and shall not in any way affect or render void, invalid or unenforceable any other condition, covenant or term of this Agreement, and this Agreement shall be carried out as if such void, invalid or unenforceable term were not embodied herein.

12.	This Agreement shall be governed by the laws of the State of N.Y. State, and the competent courts in the City of N.Y,, shall have exclusive jurisdiction in all matters pertaining or relating thereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written first above.

On Track Innovations Ltd. OTI Panama S.A. by:______________ title: _____________	The State by: ___________________ title: __________________

APPENDIX K: GUARANTIES

PERFORMANCE GUARANTEE

GUARANTEE No.:	_________________

CONTRACTOR:	OTI PANAMA S.A.
MAXIMUM LIMIT OF LIABILITY:	B/. 699,780

CONTRACTING STATE ENTITY:                    THE MINISTRY OF PUBLIC SECURITY OF PANAMA /
GENERAL CONTROLERSHIP OF THE REPUBLIC
TO GUARANTEE THE
EXECUTION OF THE
OBJECT OF THE CONTRACT:
For the provision, integration and maintenance services of a Solution for the Issuance of Electronic Biometric Visas and a Electronic Control Border System for the Republic of Panama under the module  of a “Turn-Key” Project, hereinafter referred to as the “CONTRACT”

VALIDITY:	XXX days from the date specified in the following cases: Order to Proceed, endorsement, or fulfilled the conditions stated in the contract.

This document certifies that SEGUROS CONSTITUCION S.A. (CONSTITUTION INSURANCE S.A.), hereinafter referred to as “The GUARANTOR”, hereby guarantee by this instrument to the “CONTRACTING STATE ENTITY” indicated above and the GENERAL COMPTROLLER OF THE REPUBLIC, hereinafter referred to as THE OFFICIAL ENTITY”, the obligation to faithfully execute the aforesaid CONTRACT  and once completed it, to correct defects that might arise.

VALIDITY: Correspond to the period of execution of the main contract, plus a term of one (1) year, in the case of movables, to answer for crippling vices, such as labor, material defect or other defect or defect in the thing in the contract, except consumable property with no special regulations, the terms of coverage will be six (6) months, and for a term of three (3) years, to account for reconstruction or construction defects of the work or real estate. Expiring these terms and having no responsibility, this guarantee will be cancel . In case of a work delivered substantially implemented, the performance bond to answer for crippling vices and defects of construction or reconstruction, shall take effect from receipt of the substance of the work used and occupied by the State and to the rest of the work, from final acceptance certificate.

PURPOSE: This guarantee guaranties the fulfillment of the contract or obligation to faithfully execute its object and once completed correct defects that might arise.

BREACH: the OFFICIAL ENTITY shall notify in writing to the GUARANTOR and the CONTRACTOR, within thirty (30) working days from the date it became aware of some of the factors which may lead to termination of the contract or that has been given grounds to initiate investigative actions for the same purpose, whichever comes first,

THE GUARANTOR shall be dischargedability under this guarantee if when any breach is produced by the CONTRACTOR, THE OFFICIAL ENTITY shall not claimed of non-compliance to the GURANTOR within thirty (30) business days following the date learned of the breach, at its headquarters, giving a written notice of the main facts claimed. The notification to the GUARANTOR shall be made in writing.

Such breach will occur with the issuance of a resolution to administratively terminate the contract. THE GUARANTOR shall have a term of thirty (30) calendar days after notification of breach to exercise the option to pay the amount of this guarantee, or to replace the contractor in all its rights and obligations, provided that anyone who intends to continue on behalf of the GUARANTOR, at its risk and expense, should have technical and financial capacity, according to the OFFICIAL ENTITY.

LEGAL ACTIONS: Any claim under this guarantee shall be made by the OFFICIAL ENTITY to the GUARANTOR. For purposes of representation it is understood that the General Comptroller of the Republic is part of the OFFICIAL ENTITY.

Any legal action, either judicial or out of Court, that should be initiated by the OFFICIAL ENTITY should be brought jointly against the CONTRACTOR together with the GUARANTOR and any such petition shall apply in all cases for the condemnation of the CONTRACTOR and the GURANTOR.

REPLACEMENT OF THE CONTRACTOR: GUARANTOR has the right within the thirty (30) calendar days after the notice of breach included in the Administrative Resolution of the Contract or Purchase Order, to pay the amount of this guarantee, or to replace the contractor CONTRACTOR from all its rights and obligations under the CONTRACT, provided that anyone who intends to continue it, at the risk and expense of the GUARANTOR, has technical and financial capacity, according to the contracting public entity.

SUBROGATION: If the GUARANTOR shall give effect to the obligations assumed herein by it under this guarantee, whether by the payment of monetary damages or by performing the duties guaranteed, it shall subrogate the CONTRACTOR all rights and obligations thereto

GUARANTEE No.:	_________________

CONTRACTOR:	OTI PANAMA S.A.
MAXIMUM LIMIT OF LIABILITY:	B/. 699,780

CONTRACTING STATE ENTITY:	THE MINISTRY OF PUBLIC SECURITY OF PANAMA / GENERAL CONTROLERSHIP OF THE REPUBLIC

TO GUARANTEE THE
EXECUTION OF THE
OBJECT OF THE CONTRACT:
For the provision, integration and maintenance services of a Solution for the Issuance of Electronic Biometric Visas and a Electronic Control Border System for the Republic of Panama under the module  of a “Turn-Key” Project, hereinafter referred to as the “CONTRACT”

VALIDITY:	XXX days from the date specified in the following cases: Order to Proceed, endorsement, or fulfilled the conditions stated in the contract.

CONTRACT, including all values and allowances, deferred payments, retained percentages and credits that the OFFICIAL ENTITY due payments to the CONTRACTOR at the time of the breach or that should be paid to it later, under the terms of the CONTRACT. Consequently, from time the OFFICIAL ENTITY presents a claim to the GUARANTOR, any payment of money that derived from the CONTRACT shall not come into effect and the OFFICIAL ENTITY shall cease all payments to the CONTRACTOR, creditors or transferees, which from that time and after shall be exclusively used by the GUARANTOR. Similarly, the GUARANTOR shall subrogate to itself any rights and actions that the OFFICIAL ENTITY has against the CONTRACTOR.

SUBORDINATION: The GUARANTOR shall be required to comply with all obligations it undertook under this guarantee, provided that the CONTRACTOR is obliged to fulfill them under the CONTRACT.

EXTENSION OR MODIFICATION: The OFFICIAL ENITY shall notify the GUARANTOR of the extensions, additions or modifications to contracts or purchase orders. The GUARANTOR will express its consent by issuing a respective endorsement. Otherwise, the CONTRACTOR shall furnish a surety that guaranties such extension or modification of the contract.

EXTENSION FOR SUBSTITUTION OF THE CONTRACTOR: Where the GUARANTOR assumed through a suitable person for this effect the execution of the works, it shall be entitled to agree to any extension of the agreed term, including without limiting the generality of the foregoing, relating delays due by force majeure or fortuitous events. For this purpose, shall be take into account the reasonable delay resulting from the replacement of the CONTRACTOR.

IN WITNESS WHEREOF, this Agreement is signed in Panama City, Panama, ____ (__) June two thousand and eleven (2011).

FOR THE GUARANTOR                                                                                                 FOR THE CONTRACTOR

___________________________                                                                   __________________________________
SEGUROS CONSTITUCION S.A.                                                                                        OTI PANAMA S.A.

(Text approved by the Comptroller General of the Republic in accordance with Decree No. 317 Leg of December 12, 2006).

APPENDIX K: GUARANTIES

ADVANCE PAYMENT GUARANTEE

GUARANTEE No.:	_________________
MAIN CONTRACT:
Provision, Integration and Maintenance Services of a Solution for the Issuance of Electronic Biometric Visas and a Electronic Control Border System for the Republic of Panama under the module  of a “Turn-Key” Project, hereinafter referred to as the “MAIN CONTRACT”

CONTRACTOR:	OTI PANAMA S.A.

CONTRATING STATE ENTITY:                        THE MINISTRY OF PUBLIC SECURITY OF PANAMA /
 GENERAL CONTROLERSHIP OF THE REPUBLIC

DOWN PAYMENT AMOUNT:	B/. 3,500,000, which corresponds to the maximum advance payment amount.

TO ENSURE:	The refund of the amount of B /. 3,500,000 paid as an advance payment to the CONTRACTOR under the MAIN CONTRACT, indicated above.

This document certifies that SEGUROS CONSTITUCION S.A. (CONSTITUTION INSURANCE S.A.), hereinafter referred to as “The GUARANTOR”, hereby guarantee by this instrument the the “CONTRACTING STATE ENTITY” indicated above and the GENERAL COMPTROLLER OF THE REPUBLIC, hereinafter referred to as THE OFFICIAL ENTITY”, the refund of the advanced payment amount paid to the CONTRACTOR, subject to the conditions of the MAIN CONTRACT, provided that the said advance payment amount is used by the CONTRACTOR for the proper and required execution of the MAIN CONTRTACT, in accordance with the terms stipulated in the bid specifications  MAIN CONTRACT. This guarantee is issued in accordance with the following terms and conditions:

PURPOSE:  THE GUARANTOR guarantees to the OFFICIAL ENTITY the reinstatement of the advanced payment amount, whenever such used by the CONTRACTOR for the proper execution of the MAIN CONTRACT.

This guarantee shall be valid during the entire period of the execution of the MAIN CONTRACT and for up to an additional term of thirty (30) days after the expiration date, or until you have made the full refund of the advanced payment amount to the OFFICIAL ENTITY, by reason of this guarantee.

DISCLAIMER: GUARANTOR shall be relieved of responsibility by this guarantee if the OFFICAIL ENTITY, either unilaterally or with the consent of the CONTRACTOR, modifies the form of payment of the advance payment amount stipulated in the MAIN CONTRACT without prior written consent of THE GUARANTOR.

BREACH: In case of a founded complaint by the OFFICIAL ENTITY made pursuant to the procedures established by Law 22 of June 27, 2006, after issuance of a resolution which administratively resolves the CONTRACT, the GUARANTOR shall have a term of thirty (30) calendar days after notification of failure to exercise the option to continue the execution of the CONTRACT, using the services of a competent person in the opinion of the OFFICIAL ENTITY for that purpose or pay the OFFICIAL ENTITY the amount of this guarantee,

THE GUARANTOR shall be discharged from liability under this guarantee if when any breach is produced by the CONTRACTOR, THE OFFICIAL ENTITY shall not claimed of non-compliance to the GUARANTOR within thirty (30) business days following the date learned of the breach, at its headquarters, giving a written notice of the main facts claimed, The notification to the GUARANTOR shall be made in writing.

FISCAL AUDIT: The CONTRACTOR is obliged to allocate the advanced payment amount to the execution of the MAIN CONTRACT. Consequently, the GUARANTOR may employ one or more persons of their choice to freely control the proper use by CONTRACTOR of the advanced payment. Also the GUARANTOR shall be entitled to expressly agree with the CONTRACTOR on any system for monitoring or control of the advanced payment amounts made by the OFFICIAL ENTITY.

LEGAL REMEDIES: All claims based on this guarantee shall be made by the OFFICIAL ENTITY to the GUARANTOR. For purposes of representation in claims is understood that the General Comptroller of the Republic is part of the OFFICIAL ENTITY.

Any legal action, either judicial or out of Court, that should be initiated by the OFFICIAL ENTITY should be brought jointly against the CONTRACTOR together with the GUARANTOR and any such petition shall apply in all cases for the condemnation of the CONTRACTOR and the GURANTOR.

IN WITNESS WHEREOF, this Agreement is signed in Panama City, Panama, on ___( ) June 2011.

FOR THE GUARANTOR                                                                                                    FOR THE CONTRACTOR

______________________________                                                                      _____________________________
SEGUROS CONSTITUCION SA                                                                                                  OTI PANAMA S.A.

(Text approved by the Comptroller General of the Republic in accordance with Decree No. 317 Leg of December 12, 2006).

ANNEX L – Addendum No.1

Intellectual Property  Agreement

The undersigned: JOSÉ RAUL MULINO, Panamanian male, of legal age, bearer of personal identity card No. 4-132-245, in his capacity as Minister of Public Security, who hereafter will be referred to as “THE STATE”, for one part and for the other, Mrs. JUDY ROBERT, female, an Israeli citizen, of legal age, bearer of Israeli passport no. 10950105, in his capacity as authorized representative of the Company OTI PANAMA S.A. (“OTI”), a Panamanian company, duly registered in the Public Registry of the Republic of Panama, under file No. 732902, Document No. 1956691 hereafter referred to as “THE CONTRACTOR”, agree to enter into this LICENSE AGREEMENT FOR USE OF THE CONTRACTOR’S SOFTWARE, DELIVERY OF SOURCE CODE ON ESCROW AND TERMS AND CONDITIONS FOR USE OF CONTRACTOR’S INTELECTUAL PROPERTY, incorporated in the main Project Agreement for the Provision, Integration and Maintenance Services of a Solution for the Issuance of Electronic Biometric Visas and a Electronic Control Border System for the Republic of Panama under the module  of a “Turn-Key” Project, Contract No. DA015, hereafter referred to as the “PROJECT AGREEMENT”, concluded between the parties under the following terms and conditions:

Preamble - Statement of Parties:

1.
That on 20 June, 2011, the STATE and the CONTRACTOR signed the Project Agreement No. DA15, whose object requires establishing the terms and conditions under which licenses the use of the CONTRACTOR’s software and it’s intellectual property and the delivery in escrow of the source codes of the customized programs developed by the CONTRACTOR termed as “MAGNA Electronic Biometric Visa and Electronic Control Border Systems” provided to the STATE (hereafter referred to as the “SOFTWARE”), as part of the obligations of the Project Agreement, conditions and terms included in this Addendum No. 1.

2.
That this use of the licensing of the Software is granted to the STATE, which in its capacity as licensee will use the Software application managed by the STATE in a centralized Data Based System, allowing the exchange of information between the Central Data Base and the Front-End Terminals at Airports, Ports and/or Embassies all comprising the System, in perpetuity, while using that System. Notwithstanding the foregoing, the holder of licenses on behalf of the STATE, it will be the Ministry of Public Security, or any other entity which will eventually be designated by the Government of the Republic of Panama as responsible for the operation of the system.

3.
Using the Software License and the rights to use the CONTRACTOR’s Intellectual Property and the delivery in escrow of the source codes of the customized programs developed or coded by the CONTRACTOR for software components in the System, are provided as part of the price agreed in the Project Agreement, so the STATE is not required to pay additional royalty or in respect of such rights.

4.
The CONTRACTOR guarantees that the rights granted in this Agreement include the necessary authorizations from the CONTRACTOR and all of its affiliates, freeing the STATE of any claims that may arise due to the exercise of those rights and assuming the damages that might result in regard of such rights, provided the STATE will use such rights as provided in the License subject of this Agreement and subject to the STATE compliance and fulfillment of all its obligations under it.

5.
The CONTRACTOR declare to be the sole owner of the Software, whose Intellectual Property rights are duly registered and therefore retains all such rights and in particular the right of marketing and/or license to others, part or all of the Software, excluding those rights on the customize programs developed or coded for Software components in the System, which shall be transferred to the STATE in accordance and subject to the Project Agreement.

6.
That the CONTRACTOR expressly reserves the intellectual property on the Software (base), its source programs, as well as the Intellectual Property on its trademarks and Commercial and Industrial Property and the intermediate steps that led to its production, excluding only to customized programs developed or coded for Software components for the System provided to the STATE under the Project Agreement, intellectual property which shall be transferred to the STATE on behalf of the Panamanian State, according the terms and conditions of the Project Agreement.

THEREFORE THE PARTIES AGREE AS FOLLOWS:

FIRST: The Software License awarded to the STATE, extends to all modifications, changes and improvements to be introduced to the Software as a result of adjustments or changes made by the CONTRACTOR in the term of the Project Agreement, making extensible license, with the same rights and obligations of the initial license, all changes, improvements, developments or deliverables made by the CONTRACTOR according to the Project Agreement.

SECOND: Once the term of the Project Agreement has ended, the CONTRACTOR agree to provide additional support and maintenance services for the licensed Software in this document, if so requested by the STATE, provided a proper Maintenance and Support Services Agreement will be reached by the parties.

THIRD:  Parties stipulate that the nature of the Software License granted to the STATE is perpetual, nontransferable, nonexclusive and unlimited in the number of users, processes and processors, non-assignable, non for sub-lease, sublicense or copy, encumbrance or sale, in any way that this occurs, free or not, and of any nature to any person or entity, public or private use only in turnover and in the National Territory of the STATE.

FOURTH: The STATE have the right to use the Software or parts of it thereof to be used only in the System provided by the CONTRACTOR to the STATE under the Project Agreement and as expressly stated in this Agreement. Notwistanding the foregoing, the Parties agree that the right to use the Software by the STATE is not limited to specific installation sites, since could be required to modify from time to time the installation location of the licensed programs.

FIFTH: The Source Code of the customize programs developed or coded by the CONTRACTOR for Software components of the MAGNA System (the "Source Code") shall be deposited in escrow of a trustee appointed by the CONTRACTOR ("the Trustee"), according the following provisions:

a)	The CONTRACTOR will deposit the Source Code in the Trustees hands immediately after receiving from the STATE all payments according to the Project Agreement.

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b)	In any case of termination of the Project Agreement, the Source Code will be returned immediately to and only to the CONTRACTOR’s hands.

c)
The CONTRACTOR shall update from time to time the Escrow Deposit with all modifications and changes to the customized Software and, if needed, shall deposit a renewed copy of such source code annually. Source code deposited shall include comments, and all customized Software utilities and other materials necessary for use of such code.

d)	Source code shall be released from escrow to the STATE only upon the occurrence of one of the following events:

1.
A bankruptcy filing by CONTRACTOR or other proceedings under any bankruptcy or insolvency law, or any dissolution or liquidation proceedings commenced by or against the CONTRACTOR, that are not dismissed after ninety  (90) days;

2.
CONTRACTOR applies or consents to the appointment of a trustee or a Receiver or makes a general assignment for the benefit of creditors and the STATE failed to receive from such trustee or Receiver or assignee, support and maintenance services for the customized Software.

e)
Upon release from escrow (following the fulfillment of the terms and conditions of the escrow agreement signed between the parties), the STATE shall have the right to use, copy, and modify the source code in order to support and expand the customized Software, subject to all license restrictions.

f)	The STATE shall have the right (exercisable not more than once per year) to receive a written approval from the Trustee regarding the CONTRACTOR's compliance with its deposit obligations.

g)
Subject to the terms and conditions stipulated hereto, the ownership and use of the source code of the customized Software and related intellectual property to it will be of the STATE, subject to its exclusive use, so the CONTRACTOR shall not be entitled to sell the source code of customized Software to any third party.

SIXTH: The Parties agree that this Agreement is part of the Project Agreement, Contract No. DA015, so the terms and condition agreed thereto shall apply to this Agreement.

IN WITNESS WHEREOF, this Contract is hereby entered into and signed in Panama City, Republic of Panama, on this the ____ day of June, 2011.

           FOR THE STATE                                                                                                               FOR THE CONTRACTOR

___________________________                                                                                     __________________________
        JOSÉ RAUL MULINO                                                                                                                JUDY ROBERT
MINISTER OF PUBLIC SECURITY                                                                                             OTI PANAMA S.A.

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